Exhibit 10.20

Shenyang Zhongliang Square Commercial Street District

Commercial Lease Contract

Party A: Zhongyao Real Estate Development (Shenyang) Co., Ltd.

Party B: Leaping Media Group Co., Ltd.

Signing time: November 23, 2018

Signing location: Shenyang COFCO Plaza

Contract No:

Shenyang Company-2018-Commercial Promotion Group-057

The First Part Contract Agreement

Lessor: Zhongyao Real Estate Development (Shenyang) Co., Ltd.

(Hereinafter referred to as Party A)

Address: No. 56-34, Huanghe North Street, Huanggu District, Shenyang City,

Legal Representative: Nie Qingqing

Lessee: Leaping Media Group Co., Ltd. (hereinafter referred to as “Party B”)

Address: No. 4, Hengshan Road, Huanggu District, Shenyang, Liaoning Province

Legal representative: Wang Di

Attorney: Jiang Tao

Position: Chief Executive Officer

[Zhongliang Plaza Xiangyun Town Commercial Street District] (hereinafter referred to as "Commercial District") which located in Huanggu District is a commercial real estate project held and operated by Party A, in accordance with relevant national laws and regulations and according to the relevant regulations of Shenyang. On the basis of voluntariness, equality and mutual benefit, Party A and Party B reached the following agreement on the matters of the commercial street block of the “Caiyun Plaza Xiangyun Town Commercial Street District” held by Party B by Party B on the basis of voluntariness, equality and mutual benefit:

1. Shop Location And Area

1.1 Party A will lease the shop No. 8301 of Xiangyun Town Commercial Street District (Address: No. 56-40, Huanghe North Street) (hereinafter referred to as “the shop,” the number is tentative number) to Party B for use.

1.2 The construction area of the shop is 1804.97 square meters, and the leased area is 1573 square meters. If Party B has objection to the leased area of the ship, it can propose a re-test by the surveying and mapping agencies jointly confirmed by both parties. If the difference between the actual leased area of the house measured by the retest and the above leased area does not exceed ±3% (including ±3%), the measurement cost shall be borne by Party B; if the difference exceeds ±3% (excluding ±3%) The cost of measurement shall be borne by Party A.

2. The Use of Shops:

The shop is only for the use of the Yuezhong International Studios brand. The business scope includes: (film screening, advertising, and rental meetings) exhibitions related to film screenings, game consoles, doll machines, movie-related books, music, craft souvenirs and other film derivatives, as well as drinks and foods; Any change of identified trade names, brands, categories, business scope must be approved in writing by Party A and comply with the relevant.

3. The Lease Term and Rent:

3.1 The lease term is 10 lease years, starting from the start of the lease date, and the first day of the next year is the first lease year. Each lease year is postponed and calculated in this way until the lease term expiration.

3.2 During the lease term, the shop rent is divided into: basic rent and benefit rent. The basic rent and the rent for each year, the higher of the two is the amount of rent that Party B should pay to Party A in the current year.

(1) Basic rent: Calculated by multiplying the daily rent by the corresponding number of days of the month by the rented area of the store, the daily rent is the daily minimum rent payable by Party B for the lease of the shop.

The first [1-3] lease year: the daily guaranteed rent is ¥ [    ] yuan / day / square meter, the above standard includes VAT. The tax-free standard is [    ] yuan/day/square meter, and the value-added tax is borne by Party B.

The first [4-6] lease year: the daily guaranteed rent is [    ] yuan / day / square meter, the above standard includes VAT. The tax-free standard is [    ] yuan/day/square meter, and the value-added tax is borne by Party B.

The first [7-10] lease year: the daily guaranteed rent is [    ] yuan / day / square meter, the above criteria include VAT. The tax-free standard is [    ] yuan/day/square meter, and the value-added tax is borne by Party B.

Benefit Rent: Calculated based on the annual net box office income.

The first [1-3] lease years: the annual net box office deduction rate is [    ]%;

The [4-6] lease years: the annual net box office deduction rate is [    ]%;

The [7-10] lease years: the annual net box office deduction rate is [    ]%;

The net box office revenue is calculated as followed:

a. Box office gross revenue: refers to the sum of the box office revenue of the film distributed by Party B (including but not limited to online payment, group purchase, internal signing, etc.).

b. Net box office revenue = total box office revenue - special funds for the development of national film industry - additional value added tax and ;

c. National Film Industry Development Special Fund = total box office income × 5%;

d. VAT and surcharge: The VAT rate is tentatively set at 3% (if the tax authority doesn’t approve the discount for simple tax payment, then the rate would be 6%), surcharge: 7% for urban construction tax, 3% for education surcharge and 2% for local surcharge education.

Note 1: The formula of VAT and the surcharge is [VAT and surcharge = Box Office (including tax revenue) / (1 + VAT rate) * VAT rate * (1 + surcharge tax rate)].

Note 2: If in the course of performing this contract, the taxable fees and surcharges related to the box office revenue and the type or proportion of the surcharge tax (including but not limited to the national film industry development special funds, VAT and surcharges, etc.) If the regulations are revised or changed, the parties agree to implement the revised or changed laws and regulations and relevant national policies.

4. The Lease Deposit

Party B shall pay Party A a rental deposit equivalent to the basic rent combined with the property management fees of 3 months of the first lease term within five days from the date of signing this contract, totally in amount of RMB , (the number of days per month is calculated according to 365÷12). If Party B has paid the lease deposit when signing the “Leasing Letter of Intent”, the lease guarantee money paid by Party B will be automatically transferred to the lease guarantee deposit of this contract from the date of signing this contract. If the money is insufficient, Party B shall make up the money within five days from the date of signing this contract.

When the final lease area of the store is determined or the daily guaranteed rent and/or property management fee are adjusted, both parties shall recalculate the actual amount of the lease deposit and make corresponding adjustments.

5. Other Fees

5.1 The property management fee standard is charged in accordance with [    ] yuan per square meter per month. The above standard do not include winter heating fees. The above standard is tax-included standards. The tax-free standard is [    ] yuan/day/square meter, and the value-added tax is borne by Party B.

5.2 The promotion fee standard is charged in accordance with [/] yuan per square meter per month; the above standard includes VAT, The tax-free standard is [/] yuan per square meter per day, VAT rate is [/]%, The VAT portion is borne by Party B.

5.3 The decoration management fee standard is charged in accordance with [    ] yuan; the above standard includes tax

5.4 Decoration Deposit Standard:

(1) If the store area is less than 100 square meters (including 100 square meters), the decoration deposit shall be charged in RMB [/] yuan;

(less than 100 square meters charged by 100 square meters)

(2) If the store area is more than 100 square meters and less than 500 square meters (including 500 square meters), the decoration deposit shall be charged by [/] yuan per square meter;

(3) If the store area is more than 500 square meters, the decoration deposit shall be charged by [/] yuan per square meter;

(4) The decoration deposit of the main store (supermarket, department store, cinema, ice rink, etc.) shall be charged by [    ] yuan.

5.5 Decoration garbage transportation fee standard:

Decoration garbage transportation fee: If there is structural demolition and decoration, with producing civil construction garbage, shall be charged by [/] yuan per square meter; the above standard does not include tax standard, the VAT rate is [/]%, and the VAT is borne by Party B.

General decoration garbage clearance freight: Any decoration that does not involve structural dismantling, the store area is less than 100 square meters (including 100 square meters), the general decoration garbage clearance freight is charged by [/] yuan; (less than 100 square meters charged by 100 square meters), the store area is more than 100 square meters, the clearance freight for ordinary decoration garbage shall be charged by [4] yuan per square meter; the above standards are tax-included standards.

5.6 Fee for plan approval: The fee would be charged by [    ] yuan, the above standard includes VAT.

5.7 Fire water discharge fee: If the store needs to carry out fire protection renovation and need fire water discharge, it will be charged by [    ] yuan / ring / time, the above standard includes VAT.

5.8 The bank card terminal deposit shall be charged by [/] yuan /piece.

6. Store Delivery

Party A intends to deliver the store to Party B for decoration and decoration on December 10, 2018. The specific delivery time shall be notified in writing by Party A. Party B shall accept the store by the delivery date notified by Party A.

7. The Cash Register System

Party A agrees that Party B will use its own cash register system. However, Party B's cash register system must cooperate with Party A's POS-MIS system when Party A needs it. Party B will immediately transmit every transaction in the store during the business period of the store through the sales data transmission interface. To the settlement of the cashier system of Party A, the costs of the software developers of the respective systems of Party A and Party B shall be borne by Party A and Party B respectively.

8. Decoration Period

Decoration period: The decoration period is 120 days from the date of delivery which signed in the delivery documents by both parties. During the decoration period, Party B shall pay the Decoration management fee, decoration deposit, garbage clearance fee and public utility fee. Party B shall pay all the fees in full before the delivery date agreed by both parties.

9. Membership Card

The membership card issued by Xiangyun Town Commercial Street (the preferential card issued by Party A) is divided into [/], and the discount rate of the specific membership card is [/], and the above discount is borne by Party B. The related expenses arising from specific activities shall be borne by both Party A and Party B.

10. Business Area Restrictions

During the lease term, Party B guarantees that its or its affiliates shall not establish or take any form of business or authorize others to operate the same or similar business name/brand and brand within the radius of [/] kilometers of Xiangyun Town Commercial Street District of COFCO Plaza. Otherwise, Party A has the right to terminate the contract at any time and detain the lease deposit paid by Party B. If the deposit is insufficient to make up for Party A’s losses, Party A has the right to continue to pursue Party B’s recovery.

11. Business Performance Assessment

If Party B fails to reach [/] yuan in three consecutive or cumulative six monthly sales, Party A has the right to unilaterally terminate the contract or adjust the business location and area of Party B. If Party A chooses not to terminate the contract, Party B shall, within 30 days after receiving the notification of Party A's adjustment, complete the adjustment work and sign the corresponding supplementary agreement in accordance with the requirements of Party A. Party B shall bear the expenses incurred by the adjustment work.

12. The valid delivery and notification and communication addresses of both parties and bank account information are as follows:

Party A:

Mailing address:

Post code:

Phone:

Fax: /

Contact: Wang Xue

Email:

Party A Bank:

Bank account number:

Bank of deposit address:

Address:

Phone:

Party B:

Contact: Jiang Tao

Email:

Bank of B:

Bank account number:

Bank account address:

13 Supplementary Provisions

13.1 As part of the rent consideration, during the lease term, Party B's customers can use the receipt of Xiangyun Town for free parking on the same day for 2 Hours/day/time. The amount of parking coupons issued will be based on the actual number of members provided by Party B.

13.2 As part of the rental consideration, during the lease term, Party A is responsible for providing one room at mezzanine floor for equipment of Party B , the required area is 104.58 square meters (see Figure 1 for the specific location), and the rent and property management fee are not separately charged in this part of the area. .Party B shall provide the floor plan paper for the equipment as the annex to the “Store leasing Contract” which will be signed in the future, and use the area in accordance with drawings strictly. During this period, Party A's energy costs (if any) shall be borne by Party B.

13.3 As part of the rental consideration, Party A provides a brand logo and a display area in the underground parking lot leading to the theater during the lease term, which is used to promote the brand of Party B. The specific use time and place are subject to final confirmation by both parties. During this period, the design, production, installation and energy costs of the brand logo shall be borne by Party B and the image effect of the brand shall be approved by Party A.

13.4 As part of the rent consideration, during the lease term, Party A agrees that the outer facade faces Huanghe North Street on the 3rd floor of 8# Building will be used as a separate store for the cinema. Party B will provide the effect plan of the store. After Party A has reviewed, Party B can install it by themselves. For the related expenses (such as electricity) Party B shall bear the responsibility. Party B shall be responsible for any personal or property damage caused by Party B during its use. If Party A suffers losses or assumes liability for compensation to a third party, Party A shall have the right to recover from Party B. Party B shall use independent store and Party B shall return to Party A the same initial state as Party A before the termination of the “Store leasing Contract” signed by both parties. If Party A finds that the decoration, equipment and facilities belonging to Party A in this area are damaged or lost (except natural loss), Party A has the right to request Party B to compensate for the loss.

13.5 As part of the rental consideration, Party A shall provide Party B with the location of the store on the first floor of the 8# building during the lease term (see Figure 2 for the specific location and dimensions). Party B shall be responsible for any personal or property damage caused by Party B in the process of using the area shown in the figure. If Party A suffers losses or assumes compensation for any third party, it shall have the right to recover from Party B. Party B shall use the the area shown in the figure to be consistent with the lease term, and Party B shall return to Party A the same initial state as Party A before the termination of the “Store leasing Contract” signed by both parties. If Party A finds that the decoration, equipment and facilities belonging to Party A in this area are damaged or lost (except for natural loss 5, ), Party A has the right to request Party B to compensate for the loss.

13.6 The pictures, videos, logos, etc. of all display areas of Party B shall not infringe any third party's copyright, patent rights, trade secret rights and other intellectual property rights. Otherwise, Party B shall compensate Party A for the losses caused thereby.

13.7 Store Delivery Standards:

① Party A's original store is delivered, and Party B will make its own modifications.

② Upper and lower water pipe diameter: the upper water pipe diameter is DN25mm, and the lower water pipe diameter is DN110mm.

③ Party A shall provide the installation location of Party B's air conditioner plug-in machine, and Party B shall be responsible for the installation.

④ Party A needs to meet the needs of Party B, but the total power does not exceed 360kw.

14. Composition And Order of Interpretation of Contract Documents

14.1 The contract documents constituting this contract shall be mutually explained and supplemented. Unless otherwise agreed by Party A and Party B, the composition and order of interpretation of this contract are as follows:

(1) Part 1: This contract agreement

(2) Part II: General Terms

(3) Part III: Contract Attachments

14.2 After the signing of this contract, if there is any unfinished matter in this contract that needs to be further agreed by both parties, Party A and Party B may sign a supplementary agreement in writing on the matters not agreed in this contract document. The supplementary agreement has the same effect as this contract document. Unless otherwise agreed, the agreement between the two is inconsistent with the supplemental agreement.

14.3 The meaning of the terms of this contract agreement is the same as the general terms of the second part.

14.4 This contract shall become effective on the date of signature/seal by both parties.

The Second Part General Terms

table of Contents

Article 1 definition

Article 2 Rental Stores

Article 3 commercial use

Article 4 Rent, Fees and Payment Methods

Article 5 Delivery and Acceptance of Stores

Article 6 Decoration Period

Article 7 Shop Decoration

Article 8 Stores Opening

Article 9 Stores Repair

Article 10 Mortgage, Sublease, Transfer and Renewal

Article 11 Insurance

Article 12 Property Management

Article 13 Business Terms

Article 14 Stores Returning

Article 15: Mutual Commitment and Guarantee by Both Parties

Article 16 Party A's Liability for Breach of Contract

Article 17 Party B's liability for breach of contract

Article 18 Disclaimer and Force Majeure Article

Article 19 Notice and Communication

Article 20 Law Application and Dispute Resolution

Article 21 Tax Fee Burden

Article 22 Effect of Contract and Others

1. Definition

Unless otherwise stated, the following terms used in this contract and in the annex have the following meanings:

1.1	Party A	means the signing party of this contract, namely Zhongyao Real Estate Development (Shenyang) Limited company.
1.2	Party B	means the other party to the contract, that is, the lessee of the shop under this contract.
1.3	This contract	Contract documents entered into between Party A and Party B, including contractual agreements, general terms and conditions, and any written supplements made by the parties from time to time to amend this contract.
1.4	Xiangyun Square Xiangyun Township Merchants	The business district of the “Shenyang” COFCO Plaza project developed and constructed in Shenyang City. The construction area is approximately 22322.2 square meters.
1.5	The shop	the shops Party A should lease to Party B .
1.6	Building lease area"	refers to the area of the shop as agreed in this contract agreement.
1.7	Amount of sales	Means any cash, cheque or business that is directly or indirectly charged by Party B in the store and/or in the Zhongyun Town Commercial Street District of Zhonghua Plaza, directly or indirectly, from the operation and/or use of the shop and/or the Xiangyun Town Commercial Street of COFCO Plaza. And deductibles, and any other form (including but not limited to WeChat, Alipay, Public Comment Flash, etc., online payment, internal signing, card voucher consumption, group purchase activity, etc.) and the store-related benefits (including but not limited to Online payment, internal signing, etc., without deducting any taxes, costs, fees and any form of discounts and/or offers (ie any discounts or offers given by B to the customer, including but not limited to the goods or services of the discount coupons shall be included in the sales at the original price).
1.8	Daily guaranteed rent	means the daily rent per square meter as agreed in this contractual agreement.
1.9	Basic rent	Refers to the daily rent at the end of the rental year as the base multiplied by the actual day of the month The number is then multiplied by the rent of the shop and the calculated monthly rent.
1.10	Rental guarantee	means the lease deposit delivered by Party B to Party A in accordance with this contractual agreement.
1.11	Property Management Company	The nail company entrusted the management company to provide property management services for the Xiangyun Town Commercial Street District of COFCO Plaza, namely “Shenyang Real Estate Group Shenzhen Property Management Co., Ltd. Shenyang Branch”, the property management service provided by the management company. Enclose the relevant provisions of this contract.
1.12	Property management fees	The property management company commissioned by “Shenyang Real Estate Group Shenzhen Property Management Co., Ltd. Shenyang Branch”,maintains the normal operation of the commercial block of Xiangyun Town in COFCO Plaza, and implements the public area of Xiangyun Town Commercial Street in COFCO Plaza. Security, cleaning, maintenance, greening, etc. The necessary expenses incurred, as well as water, electricity, heating, etc. in the public area
1.13	Public Area

refers to the public stairs, passages, and toilets in the commercial street area of Xiangyun Town, COFCO Plaza. Areas such as living rooms, elevators, escalators, etc., except for rented shops and areas for individual or partial tenants to use separately.

1.14	Decoration Period

From the delivery date ("delivery date" means the date in the documents signed by both parties)

The period on which the recorded party delivered the shop to Party B is [120] days.

Repair period. During the decoration period, Party B needs to pay the decoration management fee, decoration deposit, and waste.

Garbage clearance and utility fees. Party B shall agree on the business agreed by both parties

The shop will pay the decoration management fee, decoration deposit and decoration garbage in full before the delivery date.

Clear shipping costs.

1.15	Starting date

Refers to the day after the renovation period expires. If the decoration period expires, the next day, COFCO Plaza

If the commercial block has not been opened for business, the renting day will be the commercial block of COFCO Plaza.

On the day of business (including trial operation); if the renovation period expires, COFCO. The commercial district has been open to the public (including trial operation), and the party B. The shop is also open to the public (including trial operation), and the rent start date is for Party B to start external

The date of business (including trial operation).

1.16	In writing	Refers to letters, letters and data messages (including telegrams, telexes, faxes, electronic data exchanges and e-mails) that can be tangibly represented formula.
1.18	yuan	means RMB Yuan, the rent and other expenses under this contract are all in person. The currency is used as the currency for pricing and settlement.
1.19	“‰”	means a thousandth symbol, such as 1‰ means one thousandth.
1.20	Day	refer to the calendar day.
1.21	Working Day	means the calendar day other than the national statutory public rest days and holidays.

2. Second rental shop

2.1 The specific location of the shop is marked in red in the “Section of the shop location” in the annex to this contract. The red mark is only used for location determination and identification

2.2 The leased area of the shop is calculated based on the floor area of the store. The floor area of the store includes the area used in the set, the area of the wall inside the set and the floor area of the balcony (if any), and the wall area in the inner wall of the set. Half of the horizontal projection area of the body is included in the inner wall area of the sleeve, and the horizontal projection area of the non-common wall are all included in the inner wall area of the sleeve.

If it is confirmed by both parties that it is necessary to re-measure the leased area of the store, the final leased area shall be subjected to the results of the surveying and mapping agency jointly confirmed by both parties. If Party B has previously paid more rent and related expenses, then the portion of the leased rent and the relevant expenses are directly carried forward to a portion of the next rent and related expenses (excluding interest) payable by Party B; If Party B previously had less payment of rent and related expenses, Party B shall pay Party A's rent and related expenses within 5 working days from the date of Party A's written notice.

2.1 During the lease term, Party B may, in accordance with the operational needs, use the COFCO Plaza Xiangyun Town Commercial in accordance with Party A’s requirements and the relevant provisions of the Xiangyun Town’s Xiangyun Town Commercial District (except for public areas that are used by some or some shops or intended to be rented), including but not limited to stairs, passages, toilets, elevators, escalators, etc., but the property management companies entrusted by Party A and Party A have The right requires reasonable temporary restrictions on the use of public areas based on actual conditions.

If Party B fails to use the public area in accordance with Party A's requirements and the relevant provisions of Xiangyun Town's Xiangyun Town Commercial Street District, Party B shall promptly correct the violations. At the same time, Party B shall compensate Party A in accordance with rent standard and the occupied public area and the current day's guaranteed rent by ten times. The area and the actual number of days of use shall be paid to Party A for the liquidated damages. The area shall be calculated according to the actual occupied area of Party B. If there is no daily guaranteed rent, Party B shall, in accordance with Party A’s lease of the area’s rent, [10] times the standard and the occupied public area and the actual use days compensate Party A for liquidated damages.

3. Commercial Use

3.1 If Party B uses the shop for other purposes than those specified in this contract agreement, Party B shall get the prior written consent of Party A, and apply for the approval of the change of the shop in accordance with relevant laws and regulations, Party A may, according to the actual situation providing necessary assistance, but the expenses are borne by Party B.

Before Party B conducts business activities in the store, Party B shall obtain all necessary licenses, approval certificates or license photos issued by relevant government departments (such as laws and regulations). Party B shall conduct business activities in accordance with the provisions of such licenses, approval certificates or license photos. When Party B signs the lease contract or at the latest no later than the opening date of the shop. According to the list of tenant registration and registration licenses listed in the “Tenant Filing Registration Certificate List” in Annex 3, the copies of the licenses, approval certificates or license photos shall be affixed to the official seal of Party B and submitted to Party A for record, because Party B’s license is not uniform. Party B shall bear the corresponding responsibility if it affects the loss of Party A’s business or Party A’s punishment.

3.2 If Party B is a food circulation or catering enterprise, Party B shall, in accordance with the requirements of laws and regulations such as the Food Safety Law of the People's Republic of China, obtain all necessary licenses such as food circulation licenses, catering service licenses, and health permits necessary for its operation. Approving the certificate or permit, and when signing the lease contract with Party A, At least no later than the actual opening date of the admission operation, the copy of the license photo shall be stamped with the official seal of Party B and submitted to Party A for record and submits Party A the original of the license photo for Party A's review. If Party B is subject to government fines or any other third party for recourse in violation of this Article, Party B shall bear all the fines and liabilities; Party B shall compensate Party A for the losses caused by Party B.

3.3 Party B shall ensure that the above-mentioned licenses, approval certificates or licenses are valid for the duration of their operation. If such licenses, approval certificates or licenses are due, changed, lost, damaged or otherwise affecting the legal effect, Party B shall immediately notify Party A in writing and provide a legally valid license, approval certificate or license for the new reissue for Party A's record review. If Party B is subject to government fines or any other third party for recourse in violation of this Article, Party B shall bear all the fines and liabilities; Party B shall compensate Party A for the losses caused by Party B.

4. Rent, Fees And Payment Methods

4.1 Party B shall bear the rent of the shop in accordance with the contract as of the date of commencement of the lease. The rent of Party B does not include the property management fees , government taxes and fees incurred by Party B's business activities and other expenses (such as water, electricity, gas, heating, communication fees, etc.).

If a month in the lease term spans two lease years, the period that belongs to the previous lease year and the period that belongs to the latter lease year are calculated according to the guaranteed rent and the deduction rate (if any) of the rent that should be paid in the lease year

4.2 Party B shall pay the rent as follows:

4.2.1 Basic rent payment method:

1) The basic rent shall be paid on a quarterly basis. Party B shall pay the basic rent for the quarter before the first month of each quarter [1]: Basic rent = daily guaranteed rent × quarterly days × lease area.

(2) Basic rent for the first month: payable 10 days before the date of rent. The basic rent for the first month is calculated based on the number of days that Party B actually rents during the month (from the date the shop starts to the end of the month).

(3) Basic rent at the end of the month: Calculated according to the number of days actually leased by Party B during the month (from the first day of the month to the date of termination or cancellation of the contract). The basic rent for the last month shall be paid by Party B in accordance with the actual calendar days of the month before 1st of the last month. When Party B returns the shop, the two parties will make more refunds.

4.2.2 Benefit rent payment method

Party A calculates the rent for the previous lease year on the [5th] day after the end of each lease year. If the calculated amount of Benefit rent is less than the basic rent of the previous lease year, the rent payable in the previous lease year shall be based on the basic rent; if the calculated rent for the previous lease year is greater than the basic rent of the previous lease year. Party B shall make up to Party A on the [15] day after the end of each lease year (in case of rest days, legal holidays, and then to the next working day) the amount of rent for the lease year is greater than the amount of the basic rent for the previous lease year.

The rent for the last lease year: Party B shall provide Party A with the net ticket amount for the lease year within 5 days from the expiration of the contract or the early termination of the contract. Party A shall calculate the rent of Party B in the above manner. Party B shall, within 5 days from the date of the issuance of the payment notice by Party A (in the case of a rest day or a statutory holiday, extend to the next working day), make up to Party A the amount of the leased rent for the lease year that is greater than the basic rent portion of the lease year ( If yes).

4.2.3 During the lease term, Party A shall reserve the right to audit Party B and take other supervision and inspection measures to verify the right to confirm Party B's sales. Party B shall perform the corresponding cooperation and assistance obligations. If the data cannot be verified due to Party B's reasons, Party A may, in accordance with the information already in its possession, determine the sales data of Party B, and Party B shall perform the performance of the relevant contract in accordance with the data determined by Party A.

Party A has the right to request Party B to submit to Party A the financial statements of the store that were audited in the previous year and the tax payment receipt issued by the taxation department. Party B shall cooperate to provide true, accurate and complete relevant information. If Party A has any objection to the settlement of sales, Party A has the right to inspect and review the financial statements, documents, records and books related to sales. If Party A hires an independent accounting firm to conduct an audit, Party A shall ensure that the accounting firm it hires and the accounting firm it employs shall strictly keep confidential the financial data of Party B. Party B guarantees that there is no concealment or fraud. If there is concealment or fraud, Party A has the right to request Party B to compensate for all losses (including but not limited to the cost of hiring an accountant) and has the right to terminate this contract.

4.3 Lease Deposit

4.3.1 Party B's lease deposit amount is equivalent to the basic rent of 3 months (the number of days per month is calculated according to 365÷12) and the sum of 3 months of property management fees. The specific payment standard is stipulated in this contract agreement.

4.3.2 The lease deposit is not the prepaid rent of Party B and other expenses of property management fees. It is only the guarantee for Party B to fulfill its obligations as stipulated in this contract. The lease deposit is custody by Party A and is used in accordance with this contract without interest.

4.3.3 After the final lease area of the store is determined, or when the daily guaranteed rent and/or property management fee are adjusted, Party A and Party B shall recalculate the actual amount of the lease deposit; if Party B has already paid more than the actual amount of the lease deposit , the amount of the excess is directly carried forward to the part of the corresponding rent and corresponding expenses payable by Party B to Party A for the next period.

(Without interest); if Party B has paid the lease deposit less than the actual amount, Party B shall make up the insufficient portion to Party A within 5 working days from the date of Party A's written notice.

Party A has the right but not the obligation to deduct the amount payable by Party B with the lease security and/or as Party A's compensation for the loss suffered by Party B and/or will not be returned according to this contract.

During the term of the contract, if Party B fails to pay the rent, property management fee and energy expenses in full within the time limit stipulated in this contract(such as water, electricity, gas, etc.), cable TV viewing and maintenance fees, telephone line maintenance fees, network port maintenance fees, liquidated damages and other fees that Party B should pay, and within 7 days after Party A sends a written notice, Party B still refuses to pay. In case of non-performance, Party A has the right to deduct the above-mentioned expenses directly from Party B's rental security deposit (but does not affect any other rights or remedies that Party A may exercise concurrently with Party B's actions). Party A shall notify Party B in writing after the deduction. Party B shall, within 5 days of receiving the written deduction notice mentioned in the preceding paragraph, replenish the deducted part of the lease deposit of Party A and deposit it in Party A. Otherwise, Party A may take the form of sealing according to the actual situation, resulting in losses caused by Party B shall bear the responsibility.

4.3.4 If Party B unilaterally terminates the contract within the lease term or Party B cannot continue to perform due to Party B's reasons or Party B terminates this contract due to Party B's breach of contract, Party A has the right not to refund the lease deposit, and Party B shall also Other terms agreed in the contract pay Party A liquidated damages and assume other liability for breach of contract.

4.3.5 Unless otherwise agreed in this contract, after the expiration or early termination of the lease term of this contract, Party B shall pay Party A all the expenses and liquidated damages arising from the rental of the store, other expenses such as property management fees, and the liquidated damages and return the shop to Party A, and all rights and obligations arising from the lease of the store (including but not limited to the completion of the change of the business or tax, such as the registered address or business address of the store or the cancellation of the registered address procedures) Within 30 working days after the completion of the clean-up, Party A shall return the remaining lease deposit (without interest) to Party B.

Party B acknowledges and agrees that after Party B has fulfilled all obligations in accordance with this Article, Party A will return the deposit to the following account:

Bank:

Account number:

Account Name:

Business license number and organization code number (or ID number):

Party A's return of the remaining lease deposit (without interest) to the account is deemed to be fulfilled by Party A's obligation to return the lease deposit. If Party B receives a change in the lease deposit account, Party B shall provide written instructions and legal authorization documents for receiving the payment in [5] business days in advance (such as authorizing the company's funder or related party, and attaching the supporting documents or associations) Document of relationship proof). Any dispute arising from the above-mentioned receiving party or Party B regarding the return of the lease deposit shall be entirely borne by Party B and shall be irrelevant to Party A.

If Party B sells any cards or vouchers (including but not limited to membership cards, stored value cards, discount cards, vouchers, etc.) for profit within the lease term, Party A shall return the lease deposit (without interest) one year after the early termination date or the expiration date.

Party A may deduct directly from the lease deposit, regardless of any other claims and/or fines and/or any arrears caused by Party B, and cause Party A to bear any responsibility or loss, regardless of the validity period of the contract or the expiration of the contract. The corresponding amount, if the lease deposit is insufficient to compensate Party A's losses, Party A may further recover from Party B, and Party B shall make up to Party A according to the actual amount.

4.4 Property Management Fee

4.4.1 The collection date of the property fee management fee is: the day after the renovation period expires. If the commercial street of COFCO Plaza has not been opened for business on the day after the expiration of the renovation period, and Party B has not opened the business, the property management fee will be opened from the commercial block of COFCO Plaza.(From the date of trial operation); if Party B has opened its business (including trial operation), the property management fee will be charged from the date of commencement of business (including trial operation) by Party B. If the commercial block of COFCO Plaza is already open for business (including trial operation) before the expiration of the renovation period, and the shop operated by Party B is also open for business (including trial operation), the property management fee will be opened for Party B.

The property management fee shall be calculated according to the leased area of the store and shall be implemented in accordance with the contract agreement. The specific property management services provided by Party A or the property management company entrusted by Party A are detailed in the provisions of Article 12 of this contract.

During the lease period, Party A or the property management company has the right to appropriately adjust the property management fees of the commercial street of Xiangyun Town, COFCO Plaza according to the operation and management costs. Party A shall notify Party B in writing 30 days in advance of each adjustment. The adjustment of the management fee of the store property shall be handled according to the adjustment of the property management fee of the commercial street of Xiangyun Town, COFCO Plaza.

4.4.2 Payment method of property management fee:

(1) Property management fees shall be paid on a quarterly basis. Party B shall pay the property management fee for the quarter in conjunction with the basic rent before the first month of the first day of each quarter :

The amount of property management fee payable per month (hereinafter referred to as “monthly property management fee amount”) = the lease area × the property management fee standard stipulated in this agreement.

(2) Property management fee for the first month: paid on the date that 10 days before the collection of the property fee:

The property management fee for the first month is the number of days actually leased by Party B in the month [from the date of collection of property fees until the end of the month] multiplied by the property management fee (ie the monthly property management fee standard divided by the number of days in the month, the same below) Multiply by the lease area.

4.5 Other Expenses

4.5.1 Party B shall bear the water, electricity, gas, telephone, cable TV activation fee, cable TV viewing and maintenance fee, telephone line maintenance fee, telephone line maintenance fee, network activation fee, network related to the use of the shop. Port maintenance fees (if any) and fees in other property management regulations (collectively referred to as "other fees").

4.5.2 Party B shall, in accordance with the independent record form of the shop, or the public utility bill provided by Party A or the property management company entrusted by Party A to Party B within 7 working days after receiving the record form or bill Pay all water, electricity, gas, telephone, cable TV maintenance, telephone line maintenance, network port maintenance and other expenses incurred by using the store; among them, the shop power supply system has been installed with remote transmission The function of the prepaid plug-in type electric energy meter, Party B must use the purchase of the electric card to purchase the recharge of the property company designated by Party A.

4.5.3 If the competent authority of the State or [Shenyang] City or the collection and payment agency adjusts other fees and charges as stipulated in this Article, or Party A needs to comply with the provisions of this Article or other property management regulations according to changes in operating costs if other expenses are adjusted, Party B agrees to pay other fees to Party A according to the adjusted other fees. The adjustment range of Party B's other expenses is handled according to [/] .

4.6 The rent, property management fee, promotion fee and other expenses payable by Party B in accordance with this contract may be deposited into the designated account of Party A by bank transfer (but the relevant transfer certificate shall be submitted to Party A for verification ), or the check shall be Send to Party A at the address stated in this contract or other address notified by Party A in writing. After Party A verifies that the payment from Party B has been received, Party A or the property management company shall provide Party B with the corresponding invoice or legal evidence (if any) ).

Party A’s bank account number is as follows:

Bank of deposit:

Beneficiary Name:

Bank Account Number:

4.7 During the term of the contract, Party B shall not, for any reason, require Party A to deduct the rent and other payments that must be paid to Party A from the lease deposit or other deposits and deposits agreed upon by Party A.

4.8 Party B shall not reduce or stop paying rent or other fees payable under this contract due to Party A's failure to complete or delay the completion of repairs or the timely provision of service facilities, etc., in its obligations under this contract.

4.9 Party A's acceptance of Party B's rent shall not be deemed as Party A's waiver of Party B's right to investigate Party B's breach, non-compliance, or failure to perform any agreement, provisions, rules and conditions that Party B is required to comply with and perform under this contract.

Party A shall issue a compliance invoice according to the information provided by Party B within 10 working days after receiving the rent: Party B's billing information:

1. Name of the unit (full name on the business license):

2. Taxpayer identification number:

3. Registered address (registered address on the business license):

4. Contact number:

5. Bank of deposit (opening account):

6. Bank account number (opening account):

7. Taxpayer qualification: ○ general taxpayer / ○ small-scale taxpayer

If Party B is a small-scale taxpayer or individual, Party A will only issue a VAT ordinary invoice.

Party B shall provide the copy of the business license, tax registration certificate, account opening permit, general taxpayer qualification certificate, etc., which is consistent with the billing information, with the same as the original, and affix the official seal (or provide the corresponding scanned copy) to Party A.

5. Delivery and Acceptance of Shops

5.1 Party B shall accept the shop in accordance with this contract. When both Party A and Party B deliver/receive the store, they shall sign a “Handover Form” (for details, see Annex IV of the contract). Once the "Transfer Handover Form" is signed, the delivery/receiving obligations of both parties will be completed immediately.

5.2 The date on which Party A delivers the shop to Party B recorded in the “Handover Form” mentioned in the preceding paragraph is the delivery date of the shop (hereinafter referred to as “delivery date”).

5.3 Party B has the right and should review the existing decoration and facilities of the shop before the delivery date. The delivery conditions confirmed by the parties are the criteria listed in Annex II of the contract.

5.4 Party A shall provide Party B with the "Renovation Guidance Work Book" when the shop is delivered, indicating that Party B is renting the condition of the shop building, including air conditioning, lighting, electricity, fire, water supply and drainage.

5.5 When Party B accepts the shop, it shall examine the shop carefully and appropriately; if Party B believes that the shop is defective, Party B shall notify Party A in writing on the day of acceptance. The shop does have conditions for the delivery of shops that do not meet the requirements of Annex 2 of this contract, and Party A is responsible for timely repair or rectification. Party A completes the repair or rectification, and Party B confirms and signs the “Handover Form”.However, it is particularly clear that the questions raised by Party B should be within the scope of the delivery standards stipulated in Annex II of this contract, and should be clear, accurate and reasonable, and in line with China's current relevant construction technical specifications, which is available to Party A. Otherwise, the problem is considered to be non-existent or the relevant criteria have been met.

5.6 If the conditions for the delivery of the shop are basically sufficient, the defects mentioned in the preceding paragraph are only a small number of finishing works and do not affect the decoration of Party B. Party B shall immediately accept the shop and sign the “Handover Form”; at the same time, both parties shall record these defects in writing, and Party A shall begin repairing the necessary repairs within 3 working days from the date of delivery/receipt.

5.7 If Party B fails to complete the acceptance and handover procedures of Party A within 3 days from the delivery date notified by Party A(not because of Party A), Party A shall be deemed to have completed the delivery of the store and the store is in full compliance with the attachment2 the agreed delivery conditions; the delivery date notified by Party A shall be deemed as the actual delivery date, and Party A shall have the right to request Party B to pay the fees payable by Party B from the date of delivery, including but not limited to the renovation management fee.

5.8 Party A and Party B specifically confirm that Party B actually enters the site or is ready to start the decoration and decoration of the shop, or if the party has actually received the store, it is deemed that the store meets the delivery conditions. Nevertheless, Party A or the property management company has the right to request Party B to stop construction and return the shop to the pre-construction state for the construction behavior that Party B has not approved by Party A or the property management company. The losses caused by Party B shall be borne by Party B.

5.9 If Party B fails to complete the acceptance and handover procedures within 7 working days from the delivery date notified by Party A but not due to Party A's reasons, Party A has the right to terminate this contract, confiscate the lease security deposit, and have the right to pursue Party B for all losses caused by such acts.

5.10 If Party A fails to deliver on time due to reasons other than Party A, Party A has the right to notify Party B in writing 15 days in advance, and Party A's delivery date is postponed accordingly.

6. Decoration Period

6.1 During the decoration period, Party B shall still bear the government management fees and other expenses (such as water, electricity, gas, telephone, etc.) arising from the decoration management fee, decoration deposit, decoration garbage transportation fee and decoration and/or business activities. Party B shall pay the decoration management fee, decoration deposit and decoration garbage transportation fee in full according to the requirements of Party A before the delivery date of the shop.

6.1.1 Decoration management fee Except as otherwise expressly stipulated in this contract, during the decoration period, Party B shall pay the decoration management fee and calculate and pay according to the following methods: Decoration management fee = the lease area of the shop × the number of days in the decoration period × the standard of the decoration management fee × the daily decoration management fee standard. And the daily decoration management fee standard shall be implemented in accordance with the contract agreement.

6.1.2 Decoration deposit

Party B shall pay the decoration deposit to Party A before the date of admission. The payment standard for the decoration deposit shall be implemented in accordance with the contract agreement.

[Renovation deposit = decoration deposit standard × the lease area]

6.1.3 Decoration garbage transportation fee

Except as otherwise expressly stipulated in this contract, during the decoration period, Party B shall pay the cleaning garbage clearance fee and calculate and pay according to the following methods:

Decoration garbage clearance freight = decoration garbage clearance freight standard × the shop rental area decoration garbage clearance freight standard in accordance with the provisions of this contract agreement.

6.2 Unless otherwise expressly agreed in this contract, the renovation period shall not be extended for any reason. At the same time, both parties confirmed that the billing model during the renovation period is based on Party B's offer to Party B on the premise that there is no major breach of contract during the performance of this contract. During the lease term, if the contract cannot be performed due to Party B's reasons, or Party B unilaterally terminates the contract due to Party B's default, Party B shall not enjoy the above policy, and Party B shall, in accordance with the first year of this contract (guarantee rent) Standard. The actual number of days during the renovation period is to pay Party A the liquidated damages and pay other charge.

6.3 If Party B does not violate this contract and the relevant decoration regulations, and complete the renovation before the expiration of the renovation period, within three months after the acceptance of Party A and the fire department, the property management company entrusted by Party A or Party A shall be in accordance with the contract to return the remaining decoration deposit (if any) to Party B without interest. If any person employed or entrusted by Party B or Party B damages any public area, public facilities or any equipment and facilities in the commercial street area of Xiangyun Town, COFCO Plaza, or steals, arson, fights, and disturbs in the commercial street area of Xiangyun Town, COFCO Plaza. In the case of construction order, etc., if it causes losses or affect the normal construction of Party A and Party A’s entrusted, employed personnel and/or third parties or other shops, All Party A shall repair such public areas or public facilities or equipment. The repair cost of the expenses and the corresponding compensation or compensation will be deducted from the renovation deposit OF Party B. If the decoration deposit is insufficient to make up for the loss of Party A, Party B shall still compensate the amount of the insufficient portion.

6.4 If, due to Party B, the decoration project has not commenced within 15 days from the delivery date of the shop, Party A has the right to take back the shop, terminate the contract and investigate Party B’s liability for breach of contract, and the lease deposit as compensation for breach of contract to Party A. If Party A’s loss exceeds the lease deposit, Party B shall still compensate the amount of the shortfall.

6.5 If, due to Party B, the decoration cannot be completed at the expiration of the renovation period, Party B may continue to renovate and meet the opening conditions of the store, but the aforementioned period shall not exceed 30 days.

If, due to Party B, the decoration and opening of the decoration cannot be completed 30 days after the expiration of the renovation period, Party A has the right to take back the shop, terminate the contract and investigate Party B’s liability for breach of contract. If Party A terminates the contract, Party B agrees to lease security deposit and decoration deposit as compensation for breach of contract to Party A. Therefore, Party B still needs to compensate Party A for all losses caused by Party B, and Party B has no right to request Party A to compensate for any decoration. The fee, or any request, claim, compensation or claim to Party A for the decoration and facilities in the shop. After the contract is terminated, Party B shall also bear the expenses incurred by Party B for cleaning up the decoration of Party B.

6.7 If due to the property management company entrusted by Party A and Party A, Party B fails to carry out renovation during the renovation period. Upon confirmation by both parties, Party B's decoration period shall be extended accordingly. Party B may not undertake the rent and property management fee and decoration management fee during the extension period.

7. Shop Decoration

7.1 If Party B conducts internal renovation, separation, installation or alteration of the shop, it must:

7.1.1 Building decoration and related mechanical and electrical engineering in the shop, renderings of all shops and public areas, interior decoration design drawings, plane separation, equipment layout, power layout requirements, and selection of various decoration materials, Party B shall report to Party A for review before entering the venue for no less than 10 working days, and Party B shall obtain written comments from Party A for approval;

7.1.2 Obtain the necessary approval, license or license photo of the relevant government department;

7.1.3 Submit the application and design drawings (Attachment 7: List of Design Drawings of the shop) for the interior decoration, separation, installation equipment or reconstruction of the shop for Party A to review. When Party A's relevant departments submit the modify opinions by drawings, Party B shall coordinate with the revised drawings and submit the revised design drawings within 5 working days. Party B shall submit the approval documents to the relevant government departments and obtain the approval of the government department. Party B shall pay all expenses incurred in accordance with the provisions of this Article, and Party B shall bear the consequences of delays and losses caused by the refusal of the relevant government departments to accept, adjust or modify the application for renovation works of Party B;

7.1.4 Building materials used by Party B must meet the relevant national fire protection design specifications and Party A's requirements;

7.1.5 If Party B's electromechanical system, fire protection system or other engineering that affects or may affect the overall electromechanical system of Xiangyun Town's commercial district in COFCO Plaza, Party B must employ construction unit on the list designated by Party A and undertake all the expenses incurred. In addition to the aforementioned works, Party B has the right to hire the qualified construction unit to renovate the store in accordance with the relevant provisions of this contract, and bear all costs and responsibilities arising therefrom;

7.1.6 Complete other construction procedures as stipulated by Party A or the property management company entrusted by Party A.

7.2 Party B shall not make renovations during the business hours of [/], unless otherwise agreed by the parties. Party B shall carry out renovations in accordance with the "Renovation Guidance Workbook" provided by the property management company entrusted by Party A or Party A, and shall provide self-prepared fire extinguishing equipment such as fire extinguishers to ensure the safety of the decoration.

7.3 Before the written approval or consent of the property management company entrusted by Party A or Party A, Party B shall not specifically:

7.3.1 Constructing any firmware, partition building and facilities, installed, demolished or modified in any part of the commercial or commercial district of Xiangyun Township of the COFCO Plaza. No modifications shall be made to the structure of the shop and the structure and appearance of the shop shall not be destroyed. ;

7.3.2 Modification, adding or permitting others to modify, increase electrical facilities, gas facilities, air conditioning equipment, sewers, fire/fire monitoring or security systems;

7.3.3 Install or allow others to install any additional water/electric/gas, mains wiring/pipeline which will not pass-by table

7.3.4 Perforation or perforation on the doors or windows, ceilings, walls, beams, floors, structural parts, sanitary facilities, air conditioning equipment, fire/fire alarm monitoring, smoke temperature sensing, wireless signal amplification, etc. Force or destroy, or insert any nails, screws, metal hooks, brackets or the like; nor damage, drill, scratch, or damage the surface of such items;

7.3.5 Lay or use any covering that may damage or penetrate the floor and floor waterproofing layers or the roof and roof waterproofing layers.

7.4 Party B shall not use sealed iron gates unless having Party A's prior written consent and the competent fire department at the location of Xiangyun Town Commercial Street in COFCO Plaza have designated the installation of fire-fighting iron gates. The existing door locks, latches and assembly of fire-fighting outlets shall not be modified.

7.5 Party A has the right to standardize and manage the decoration, division, equipment installation or alteration of the shop, including reasonable management of Party B's construction personnel's access, material transportation, construction time and construction safety to ensure the COFCO To make sure the overall operation of the commercial district of Xiangyun Town in the Plaza is safe and smooth, avoiding the nuisance caused by Party B to the users and tenants of other shops in the commercial district of Xiangyun Town, COFCO Plaza. Party B shall obey the regulations and management of the property management company entrusted by Party A.

7.6 During the decoration period, Party A shall provide Party B with temporary water and electricity for the decoration in the shop in accordance with the prior written request of Party B, but Party B shall bear all expenses incurred thereby.

7.7 Party B shall, at its own expense, remove any substandard structures, buildings, partitions and other alterations constructed by Party B at any time during the lease period, regardless of the structure, Whether the buildings, partitions and other alterations are approved by Party A, the losses incurred by Party B shall be borne by Party B.

7.8 Party A has the right to inspect the decoration work of Party B from time to time. If Party B fails to follow the drawings and approvals of Party A and the government departments, or Party B violates the relevant government regulations, Party A has the right to request Party B to rectify and stop work, if Party B does not rectify immediately, Party A has the right to take restrictive measures such as water stoppages and power outages or directly take enforcement measures to correct them. If Party A is fined by the government for illegal construction or Party B takes restrictive measures, Party B shall bear the losses suffered by Party A. If Party A is subject to government fines or any losses due to illegal construction, Party A shall have the right to impose the above-mentioned fines and losses. If Party B has paid the decoration deposit and/or the rental deposit, the decoration deposit and/or the lease deposit are insufficient to make up for Party A’s losses, Party B shall still compensate the insufficient amount. If he above situation occur and the decoration period will not be extended.

7.9 Before the completion of the renovation, Party B shall report to Party A for internal engineering acceptance and report to the fire department for fire inspection and acceptance by other government authorities. After Party A get the internal engineering acceptance, the government fire department's fire inspection and acceptance and the relevant government authorities have passed the inspection, and obtained the approval or business license of the corresponding government functional department, Party B may open the store. The above-mentioned Party A's acceptance behavior does not exempt Party B from the quality and other related responsibilities of the renovation project.

7.10 Both parties confirm that Party A's approval or examination of Party B's various reports, documents, plans, materials, applications, etc. will not increase Party A's obligations or responsibilities in any way, and will not mitigate or exempt Party B in this respect. Obligations or liabilities under the contract. If Party B constructs any of the shops or installs any attachments, installations or attachments, Party A may request Party B to terminate the contract when the contract is terminated, even if the decoration, alteration or installation has been approved by Party A. Without damage to the building structure and without affecting the normal use of the shop, remove the alteration structure, attachments, fittings, attachments or any additional parts thereof (other than the consent of Party A) to restore the shop to the state of delivery and the damage caused by the removal or removal of the appendage shall be repaired, and Party B shall bear all expenses such as cleaning, dismantling and repair.

7.11 During the decoration of the shop, Party B shall provide cooperation and assistance if Party A's contractor carries out construction or other related work at the same time.

7.12 If Party B re-renovates the shop during the lease period, it shall submit an application to Party A in writing 30 days in advance and handle it in accordance with the relevant provisions of this Article.

8. Opening of the Shop

During the decoration period, Party B shall complete the decoration and necessary preparation work of the shop, including but not limited to obtaining the required approval, qualification or license, and the fire safety acceptance certificate for the decoration of the shop. Party B shall submit the “Application Form for the Opening of the Shop” to Party A 10 days in advance (see Appendix 5 for the specific format). Party B may start business after completing the opening inspection and confirming the written approval by Party A and the property management company entrusted by Party A . Otherwise, Party B shall not open the business without authorization. .

9. Repair of the Shop

9.1 If it is not caused by Party B, Party B shall promptly notify Party A of the facilities and equipment provided by Party A that are not used by Party B singly and the internal structure of the shop or the damage or malfunction that hinders safety and normal use. Take effective measures to prevent the loss from expanding. Party A shall start repairs within 1 day after receiving the notice from Party B. If Party B cannot notify Party by way of telephone, fax, letter, email or other reasonable means to refuse to repair. Party B may repair or entrust a third party to repair it. The expenses for maintenance shall be reasonable, and Party A shall bear the responsibility for providing the corresponding repair cost evidence and confirming it by Party A. Party B shall bear the responsibility for Party B’s failure to perform its timely notification obligations or failure to take effective and reasonable measures to prevent losses from being enlarged.

9.2 During the lease period, Party B shall normally use and protect the facilities inside and outside the store, including but not limited to floors, walls, all storefronts, doors and windows, electrical facilities, gas facilities, water supply and drainage facilities, fire protection facilities, air-conditioning facilities, Cables, pipes, etc., and ensure that they are in normal use. If any of the shops or public areas and their internal facilities are damaged or malfunction due to improper or unreasonable use by any party employed or entrusted by Party B or Party B, Party B shall promptly repair or compensate. If Party B refuses to repair or compensate, Party A may repair it on its behalf, and the maintenance cost shall be borne by Party B.

9.3 During the lease period, the property management company entrusted by Party A or Party A shall make every effort to ensure that the roof, main structure, walls, main water supply pipes and power cables of the shop are in compliance with national safety regulations and good use.

9.4 During the lease period, Party A shall, either by itself or urge the property management company entrusted by Party A to make every effort to ensure that the elevators, fire/fire alarm monitoring systems, security equipment, air-conditioning systems and other facilities in the commercial street of Xiangyun Town, COFCO Plaza are in good condition and in normal working state.

9.5 During the lease period, Party A has the right to enter the shop to inspect the maintenance status of the shop, check the operation of the electrical, gas, water supply and drainage system, fire protection system and other equipment in the shop, and carry out necessary repairs and maintenance work, but Party A Before performing maintenance work, Party B shall be notified in writing to select the appropriate time and avoid affecting Party B's normal business activities.

9.6 At the same time of signing this contract, Party B shall sign a “Fire Safety Responsibility Letter” with Party A or the property management company entrusted by Party A. The two parties shall bear their respective fire prevention responsibilities according to the agreement of the responsibility; Party B shall bear the fire safety responsibility for the fire accident caused by the shop. If Party A suffers a major loss of personnel or property due to Party B's cause, Party A has the right to terminate the contract and ask Party B to compensate for all losses. Party A has the right to deduct the rental guarantee money paid by Party B as the above-mentioned compensation or fine. If it is insufficient to compensate Party A's losses, Party B shall also compensate Party A for the difference.

9.7 During the lease period, major criminal cases, social insurance cases, fires or electric leakage may cause or cause serious personal injury or property damage, or major safety accidents and accidents. The accident, or / or public safety or public interest is impaired, or the scope of the incident extends to the emergency of the neighboring company:

9.7.1 Party A or its authorized representative may forcibly enter the store without prior notice to eliminate the danger caused by an emergency. Party B shall share the reasonable expenses incurred by Party A in taking measures and conducting emergency treatment.

9.7.2 In the event of an emergency, Party A or the property management company may, at its discretion, discontinue the supply of water, electricity, gas, heat, etc. or stop the operation of facilities such as air conditioners and elevators without notifying Party B. However, Party A shall notify Party B as soon as possible make an explanation.

9.8 Party B must compensate the losses and damages caused by Party A or any third party for the following acts and events. Such compensation includes, but is not limited to, any repairs, and any losses incurred by Party A (including any payments made by any third party for any claim to Party A), and all expenses and (including attorney fees) incurred by Party A or/and the property management company entrusted by Party A for claiming from Party B:

9.8.1 Any electrical equipment, electrical appliances, wires, etc. in the shop which be damaged by the faulty management, disrepair, or danger. Which causes Party A, the property management company entrusted by Party A, and any other person or any item damaged.

9.8.2 Loss of the property management company and any other person or any item entrusted by Party A and Party A because of shop's water pipe passage, toilet, appliance, blockage, damage or cessation of operation;

9.8.3 A fire, explosion, or any source of water (including storms or rainwater) in the shop leaks or vents at the store or any part thereof or causes fire, smoke, and water to spread in the store due to Party B’s reasons. And cause damage to Party A, the property management company and any third party or any item;

9.8.4 Loss occurs due to Party B’s decoration or decoration of the shop or due to other actions of Party B, which may cause Party A or the property management company to repair, debug or promptly take remedial measures on the relevant pipelines, lines and equipment. For the expanded loss, Party B shall bear the responsibility for the loss and possible damages.

9.9 If the shop, goods or other property leased by Party B is damaged due to a third party or causes Party B to suffer economic losses, Party B shall claim compensation from the third party, and Party A shall not be liable for any compensation or compensation.

9.10 Any part of the shop is damaged due to Party B's reasons or equipment damage or falling, such as equipment, and the energy supply such as water, electricity, gas, air conditioning, etc. is interrupted or the facilities such as elevators are stopped or Party A and any If the three parties suffer any property damage or personal injury, Party B shall bear all expenses necessary for the repair and compensate for all losses caused to Party A and the third party.

9.11 Party A shall not be liable for any loss of property caused by the store or any loss of personal property to Party B not due to Party A's reasons.

9.12 Party B shall abide by other relevant regulations formulated by Party A or the property management company entrusted by Party A regarding the daily use and repair of the shop.

9.13 Party B shall be responsible for the maintenance and repair responsibility of Party B's self-installation or equipment and facilities installed by Party A. Party B shall also be responsible for the maintenance and repair obligations after the end of the warranty period of the above-mentioned equipment and facilities.

10. Mortgage, Sublease, Transfer and Renewal

10.1 Party A declares that at the time of signing this contract, the commercial street of Xiangyun Town, COFCO Plaza, including the store has been mortgaged.

10.2 Without the written consent of Party A, Party B shall not sublease, share, appoint, contract the business to a third party or a third party to operate or manage all or part of the shop, and shall not be subject to the rights and obligations under this contract. All or part of the transfer to a third party, otherwise Party A has the right to terminate this contract, and Party B shall be liable for breach of contract in accordance with Article 17.5 of this contract. If Party A agrees to sublease, the term of the sublease contract shall not exceed the term of the contract. Party B shall ensure that the sub-tenant does not sublease the sub-tenant. In the event that Party A agrees in writing to Party B to transfer, sublease, share and use the rights and obligations under this contract in whole or in part, Party B shall not reduce or exempt from the acts due to the transfer, sublease, sharing or joint use. Under the contractual obligations, Party B shall be jointly and severally liable for the acts of the assignee, the sub-tenant and/or the shareholder.

10.3 During the sublease period, Party B shall, in addition to enjoying the rights and obligations stipulated in the sublease contract, also perform the obligations stipulated in this contract.

10.4 During the sublease period, when the contract is changed, terminated ,cancelled the sublease contract shall be changed, or terminated accordingly.

10.5 If Party A agrees to sublease the shop, if Party B obtains the proceeds due to subletting, Party A has the right to share not less than 50% of the income.

10.6 In the event of any of the following acts or events, Party B shall promptly notify Party A in writing and the relevant formalities shall be handled by both parties. Otherwise, Party A has the right to exercise the unilateral right of termination in accordance with the following events .Party B shall bear the corresponding liability for breach of contract in accordance with Articles 17.4 and 17.5 of this contract

10.6.1 Party B is a company, and the company has an event of change of company form such as acquisition, reorganization, merger, division, dissolution;

10.6.2 The name of Party B has changed;

10.6.3 The fact of legal inheritance has occurred, resulting in a change in the user of the shop.

10.7 Upon expiration of the lease term of this contract, regardless of whether Party B renews the lease, it shall renew the lease to Party A 3 months before the expiration of the lease term [if the lease term exceeds 3 years (including 3 years), then 6 months] Or send a written notice of not renew. If Party B has any behavior of defaulting on Party A's expenses on the expiration of the lease term, Party B shall apply for renewal after all the arrears have been paid. On the basis of satisfying the above conditions, if both parties A and B reach an agreement on renewing the lease, the contract shall be re-contracted, and the rent standard and conditions for renewal shall be determined separately by Party A according to the prevailing market conditions. If Party B expresses its willingness to renew the lease in writing, but fails to sign a renewal agreement and revokes the lease before the expiration of the lease term, Party B has paid the lease deposit as compensation for breach of contract, if which is insufficient to compensate Party A’s losses. Party B shall also bear the difference. If Party B informs Party A in writing to revoke the lease renewal, or Party B fails to submit a written renewal request to Party A within the above-mentioned time period or Party A and Party B cannot reach an agreement on the renewal of the lease, Party B shall be deemed to have waived the right to renew the lease, and the contract expires from the lease term the day ends on its own.

10.8 If Party B fails to submit a written request for the renewal of the store within the prescribed time limit, Party A has the right to cooperate with any potential tenant or relevant person in the future of the store before the end of the lease term or within 3 months (if the lease term is over three years (including 3 years), then within 6 months, )before the end of the lease period. In all reasonable Party B shall notify Party B in advance to inspect and survey the store, and Party B shall not obstruct, but Party A's actions shall not interfere with Party B's normal business activities. Party B shall allow Party A to make an announcement in the place it deems appropriate, indicating that the store is about to be vacant and can be rented.

10.9 Party A has the right to transfer the store to any third party without the approval or consent of Party B. However, after Party A transfers the store to a third party, Party B shall, according to actual needs, issue to the third party in accordance with Party A’s request. Confirmation of the continuation of the performance of this contract and the payment of rent and other fees to third parties or the signing of relevant agreements with Party A and third parties. If Party B refuses or delays the issuance of the above confirmation letter or signs the relevant agreement, or fails to pay the rent to the third party in accordance with Party A's notice, it shall not affect the effectiveness of Party A's transfer with the third party regarding the transfer of the shop.

10.10 Party B promises to waive its pre-emptive rights to the store during the lease period. Party B's commitment shall become effective on the date of signing this contract and shall not be revoked.

11. Insurance

11.1 Party B shall purchase insurance at the expense of Party B at the expense of the decoration during the renovation period. Party B shall include at least the installation engineering all risks and third party liability insurance. The insurance liability period shall be from the date of delivery. To the date of commencement of business (including trial operation) by Party B. The types of insurance, insurance coverage, insurance coverage, etc. insured by Party B shall comply with the relevant and effective laws, regulations and rules issued by the People's Republic of China and the [Shenyang] Municipal Authorities, and shall be sufficient to cover the risks that may be encountered during the renovation of Party B.

11.2 Party B shall purchase insurance for the risks that may be encountered after the opening of the shop at its own expense 15 days before its opening (including trial operation). The period of liability for such insurance shall expire from the date of commencement of Party B to the expiration of the term of the contract mentioned in this contract. The day (the above period of insurance liability shall not be interrupted), and such insurance shall include at least property insurance and public liability insurance.

11.3 The third party liability insurance and public liability insurance purchased by Party B shall list Party A and its property management company as joint insured in the insurance policy, and have cross-responsibility clauses. The insurance coverage of third party liability insurance or public liability insurance shall meet the requirements specified below:

11.3.1 If the retail lease area is less than 100 square meters (including 100 square meters), the total insurance coverage shall not be less than RMB 500,000.

11.3.2 If the retail lease area is more than 100 square meters to 300 square meters (including 300 square meters), the total insurance coverage shall not be less than RMB a million.

11.3.3 If the retail lease area is more than 300 square meters to 600 square meters (including 600 square meters), the total insurance coverage shall not be less than RMB 2 million.

11.3.4 If the retail lease area is more than 600 square meters to 1000 square meters (including 1000 square meters), the total insurance coverage shall not be less than RMB 4 Million
11.3.5 If the retail lease area is more than 1000 square meters, the total insurance coverage shall not be less than RMB 10 Million.

Party B shall provide and present to Party A the above-mentioned insurance policy and the receipt of the last payment of insurance premium before the commencement of business, and the insurance company shall issue the certificate that all such policies are valid in all respects.

11.4 Party B shall not make any acts or incidents, which may result in an increase or invalidation of the insurance risk of any part of the commercial street of Xiangyun Town, including the retail store, or the reduction of insurance compensation, cancellation or insurance expenses. Party B shall not make or allow any relevant persons, customers, visitors and contractors employed by Party B to engage in any acts or events that may cause such circumstances.

11.5 If the insurance risk mentioned in Article 11.5 of this contract increases and the insurance premium increases, Party A has the right to require Party B to immediately make up the additional insurance premium without affecting any other rights and remedies, regardless of such The insured person of the insurance is the property management company entrusted by Party A or other third party.

11.6 If Party B fails to purchase insurance or supplement the increased insurance premium as stipulated in this contract, Party A has the right to notify Party B in writing to rectify within a certain period of time. If Party B fails to make corrections within the time limit, Party A shall pay Party A according to the daily standard of RMB[1000] as liquidated damages.

11.8 If, in the shop or due to Party B, an insurance accident causes Party A's loss, Party B's compensation from the insurance company shall first be used to compensate Party A's losses; if Party B receives insufficient compensation from the insurance company to compensate Party A. If the loss or the insurance company insured by Party B fails to fully compensate Party A, the difference shall be compensated by Party B to Party A.

11.7 If, in the shop or due to Party B, an insurance accident causes a third party loss, the insurance company of the third party liability insurance/public liability insurance insured by Party B shall compensate the third party for losses; if the insurance company insured by Party B does not If it is willing or unable to fully compensate the third party for losses, Party B shall compensate the third party for all losses or differences.

11.8 When Party A requests, Party B shall provide and produce the above insurance policy and the receipt of the last payment of insurance premium, and the insurance company shall issue a certificate that the policy is fully paid and valid and exists in all aspects.

11.9 Regardless of whether Party B purchases the above insurance, the risk of the store shall be borne by Party B from the date of delivery until the termination of this contract and Party B returns the shop to Party A.

12. Property Management

12.1 Party B shall undertake the property management work within the store and bear the corresponding expenses, including but not limited to:

12.1.1 Security in the shop, cleaning (including the cleaning of the glass exterior wall provided by Party A to Party B);

12.1.2 Daily maintenance and maintenance of equipment and facilities (if any) installed by Party A but used by Party B only;

12.1.3 Party B shall purchase, repair, and update the equipment and facilities installed by itself, including but not limited to shop purchases, windows, containers, machinery and equipment purchased by Party B.

The above property management work shall be undertaken by Party B itself or by a property management company entrusted by Party B to Party A.

12.2 Party A, as the developer and operator of the commercial street district of Xiangyun Town, COFCO Plaza, has the right to exercise Party A's other rights under this contract by itself or by entrusting the property management company. Unless otherwise expressly agreed, Party B shall agree and accept. Party A or the property management company reserves the rights from time to time to formulate, introduce, modify, and abolish any rules and regulations of the Xiangyun Town Commercial Street in COFCO Plaza to meet the requirements of operating and maintaining the commercial street of Xiangyun Town in COFCO Plaza as a first-class commercial block. The above rules and regulations shall be supplemented by this contract and shall be effective upon Party A's written notice to Party B. Party B shall comply with it, but such rules and regulations shall not infringe Party B's lawful rights and interests.

12.3 Party B shall abide by the "Commercial Management Convention", "Business Management Manual", "Fire Safety Management Manual", "Renovation Guidance Work Book", "Fire Safety Responsibility Letter" and the basis formulated by Party A or its entrusted property management company. The rules, regulations and regulations (hereinafter referred to as “property management regulations”) adopted by the contract from time to time shall be effective after the building of the store is publicized or signed by Party B. Party B shall abide by the property management regulations. If Party B violates the above provisions, it shall bear the corresponding penalty for breach of contract.

12.4 Regardless of whether the property management company entrusted by Party A specifically stipulates, Party A and Party B shall now specifically agree on the following matters:

12.4.1 Under the premise of obtaining the consent of the property management company entrusted by Party A or Party A, Party B has the right to display the name of Party B on the signboard (if any) of [/] in the uniform format specified by Party A.

12.4.2 Party B has the right to place the fonts and lists approved by Party A or the property management company entrusted by Party A in writing at the entrance of the shop or at its door.

12.4.3 Before obtaining the written consent of Party A, Party B shall not use the words, logos and graphics of “COFCO Plaza Xiangyun Town Commercial Street District” and any pictures related to Xiangyun Town Commercial Street in COFCO Plaza, for any purpose and in any way, but If Party B signs the location and uses the words [COFCO Plaza Xiangyun Town], Party B agrees that Party A or Party A's property management company can use Party B's name and trademark, Trade names and logos, etc. for the purpose of publicity of [China's Xiangyun Town Xiangyun Town].

12.4.4 Party B shall carry the general garbage and waste of the shop in the waste bin designated by Party A or the property management company entrusted by Party A, and dump it at the place designated by Party A or the property management company entrusted by Party A; Party B’s food waste should be disposed of at its own expense. Party B's garbage disposal must be carried out by the designated unit of the sanitation department. The clearing route and time must comply with the unified arrangement of the property management company.

12.4.5 Party B shall not lay, install ,or attach any wires, cables or other objects in any import, export, stairs, platforms, passages, lobby or other public areas of Xiangyun Town Commercial Street, COFCO Plaza, and shall not block fire passages or firefighting. Rolling doors and safety exits shall not be placed or stacked outside the shop.

12.4.6 Party A has the right to clean up and dispose of any boxing, carton, garbage or any other kind or nature of obstacles, left or unprocessed by Party B in the public area of Xiangyun Town Commercial Street in COFCO Plaza without the prior notice. And all costs incurred by Party A shall be borne by Party B, and Party A shall not be liable to Party B or any other person. Party B must compensate Party A for all losses, expenses or incurred as a result of its implementation of this Article.

12.4.7 Party B shall take necessary and effective measures to prevent the store from being damaged by typhoon, heavy rain or similar incidents. Party B shall keep the outer window of the store closed except having Party A's written consent.

12.4.8 During the use of the shop, Party B promises not to place any items that exceed the design load of the store.

12.4.9 Without the written consent of Party A, Party B shall not install any antenna, receiver, pipe, appendage, sunshade, awning or any other place on the roof, ceiling, wall, etc. within the commercial street area of Xiangyun Town, COFCO Plaza. Types, nature of installations and appendages.

12.4.10 Party B shall not destroy, damage or smear any part of the structure of Xiangyun Town Commercial Street District of COFCO Plaza, or any decorative appearance of public areas, stairs, elevators and automatic stairs of Xiangyun Town Commercial Street District of COFCO Plaza, including Xiangyun Plaza Xiangyun Any trees, plants and shrubs in the town's commercial neighborhood.

12.4.11 Party A has the right to install or fix any machinery, equipment, markings, advertising frames and other facilities deemed appropriate in any part of the commercial street of Xiangyun Township of COFCO Plaza without prejudice to the normal operation of Party B. When dismantle and replace such equipment and facilities. Party A shall minimize the impact on Party B's normal operations.

12.4.12 Party B shall not paint, use or affix any objects or hang neon signs on the inside or outside of the shop, window frame, glass façade, glass or wall unless Party A's prior written consent is obtained.

12.4.13 Party B shall arrange the storefront glass and display window in accordance with the style and manner of [COFCO Plaza Xiangyun Town] commercial business, and immediately change the relevant display after receiving written notice from Party A against the display of its objection.

12.4.14 Unless Party B applies to Party A and obtains Party A's prior written consent, Party B shall not block the shop window and the window glass of external street, corridor, pedestrian passage or entrance lobby during the lease term with fixed materials or opaque items.

12.4.15 Party B must use the cargo handling area, entrance and exit and cargo elevator designated by Party A or the property management company entrusted by Party A, and load and unload the goods within the time specified by Party A and the property management company entrusted by Party A.

12.4.16 Party B shall comply with the regulations on the use of special parking lots, vehicles' access passages or venues for loading and unloading, as determined by the property management company entrusted by Party A or Party A.

12.4.17 Party B shall not use the customer's elevator or escalator for cargo transportation under any circumstances.

12.4.18 Party B shall not place any object in the elevator of Xiangyun Town Commercial Street, COFCO Plaza, with any weight exceeding the maximum load of the elevator.

12.4.19 Party B shall conduct commercial activities during the normal business hours as stipulated in the commercial street of Xiangyun Town, COFCO Plaza, and may not open or close the store in advance or delay. The normal business hours of the Xiangyun Town Commercial Street in COFCO Plaza are from [10:00] to 21:30 every day. During the lease period, Party A may reasonably adjust the business hours according to the actual needs. Party A has the right to modify the business hours after Party B is notified in advance according to the circumstances. Party B must abide by it and must not object.

12.4.20 During the normal business hours of the Xiangyun Town Commercial Street in COFCO Plaza, Party B shall bear the expenses to keep the business logo, storefront and windows of the store at its own expense; if it is used outside normal business hours, Party B shall apply to Party A. In order to achieve the desired lighting effect, Party B shall allow Party A to control the business signs, storefronts and windows of the store.

12.4.21 Except for the use of the shop for the production, manufacture or processing of the goods in accordance with the purposes agreed in this contract, Party B shall not produce, manufacture or process any goods or commodities in the shop.

12.4.22 Party B shall not place or store any weapons, ammunition, gunpowder, saltpeter, kerosene or other items that may cause explosion, burning or dangerous goods at any time in the shop.

12.4.23 Party B shall not produce, infiltrate, leak or allow the production, outward penetration, leakage of toxic and harmful gases or odors in the shop.

12.4.24 Except as provided in this contract, Party B may operate the catering industry in this shop. Party B shall not make or provide food in the shop, nor shall use utensils to cook or heat any food.

12.4.25 Party B shall not raise any animals or pets in the shop, except as otherwise provided in this contract.

12.4.26 Party B shall, at its own expense, take all the steps and defensive measures required by Party A to prevent termites, rats, cockroaches or other pests and parasites from breeding in the shop. The pests are killed and organized by Party A, Party B shall entrust them to be appointed by Party A, and Party A shall appoint a third-party organization, and the specific time shall be uniformly arranged by Party A.

12.4.27 Party B shall not live or allow others to live in the shop.

12.4.28 Party A shall not be responsible for any security or custody of the shop and its internal property and personnel, regardless of whether Party A has set up security personnel or installed an electronic anti-theft system in the commercial street area of Xiangyun Town, COFCO Plaza. Party B shall be responsible for the safety of personnel and property in the store.

12.4.29 During the renovation and operation period, Party B shall endeavor to protect the property of the commercial street area of Xiangyun Town, COFCO Plaza. If due to the reasons of Party B, causing Party A's property loss (including but not limited to Party A's installation of buildings, air conditioning systems, water supply and drainage systems, and strong electricity System, fire protection system, weak current system, elevator system, decoration and decoration, landscape essays, etc.), Party B shall be responsible for repairing the original condition or compensating Party A for the losses suffered thereby.

12.4.30 If Party B violates the law or signs and advertisements without the consent of Party A or the property management company, or Party B refuses to repair or replace the signs or advertisements that have been damaged or leaked, Party A or the property The management company has the right to dismantle it directly and complete the restoration work of the relevant wall surface, etc., and the costs or losses incurred by the management company shall be borne by Party B.

12.4.31 During the lease period, Party A has the right to temporarily close the public areas (including squares) of the building where the shop is located and the public facilities or parts thereof (including but not limited to walkways and portals) after prior notice to Party B due to reasonable changes and repairs. , windows, electric assembly, cables and wires, water pipes, gas pipes, elevators, escalators, fire prevention, security facilities, air-conditioning facilities), and Party A has the right to change the overall structure, layout and arrangement of the public areas of the buildings where the shops are located. However, Party A shall take reasonable measures to prevent it from affecting the normal operation of Party B.

13. Business Terms

13.1 Party B must submit and demonstrate the determined spatial planning and business model within 2 months after signing this contract, including: overall design planning and interior decoration plan, business philosophy and menu/product list (if any).

13.2 Party A shall provide the bank card credit card terminal as the UnionPay (bank) card payment platform to provide tenants with safe and fast bank card payment channels. Party B promises and guarantees that Party B will only use the UnionPay (bank) card payment platform provided by Party A as the sole financial payment platform during the lease term. It is strictly forbidden for the Bank of China UnionPay (banking) card payment equipment not to be approved by Party A to enter the market for the UnionPay (bank) card payment. Once investigated, Party A has the right to request Party B to immediately stop using it and correct its breach of contract, and has the right. Reimbursing Party B to use its UnionPay (bank) card payment equipment that has not been audited by Party A to enter the market for the UnionPay (bank) card to pay ten times the sales amount, as compensation for Party B's default. In addition, if Party B has violated this clause more than three times (including three times), Party A has the right to terminate this lease contract, and to clear Party B, and deduct the lease deposit paid by Party B as liquidated damages, thereby bringing everything. Party B shall bear the consequences. In the aforementioned payment platform, Party B must ensure that the consumer is in normal use and unreasonably refuses to use the consumer. Party A shall pay Party A ten times the amount of the sales refusal.

13.3 Party A and Party B agree to open a third-party payment platform settlement method (including but not limited to "WeChat payment", "Alipay" and other third-party payment platforms), as a useful supplement to the UnionPay (line) card payment method, used in the Xiangyun Square Xiangyun The daily operation and settlement of the shops under the contract between the two parties in the town's commercial district. Party B promises and guarantees that Party B will only use the third-party payment platform designated by Party A during the lease term. Party B guarantees to fulfill the above obligations, otherwise Party B shall be liable for breach of contract in accordance with the provisions of Sections 13.5 and 13.6 of the general provisions of Part II of this contract.

13.4 The proceeds from the sale of the bank (link) card and the third-party payment platform received by Party B through the bank card swipe terminal provided by Party A shall be remitted by the acquiring bank after deducting the bank card swiping fee or the third-party payment platform fee. Party designated account (number), before the 25th of each month (after the rest day, legal holidays extended to the next business day), the bank (link) card sales income and third-party payment platform sales income and bank card credit card fees or the difference between the handling fee of the third-party payment platform (excluding interest) shall be transferred to the account (number) of Party B. In case of the change of the account (number) of Party B, Party B shall notify Party A in writing in advance, and the transfer of funds shall be postponed until the account (number) is available for use.

If Party B has unpaid rent, property management fees, promotion fees, lease deposits and other expenses, Party A has the right to directly deduct the corresponding amount from the above-mentioned amount that should be transferred to Party A as the expenses payable by Party B.

13.5 Party A undertakes to ensure the confidentiality of Party B's relevant data, and may not use the relevant data outside the provisions of this lease contract without the consent of Party B, except as provided by national laws and regulations. At the same time, Party B shall also have confidentiality obligations for Party A's business data, such as its operating data and retail rents, which are known during the signing and performance of the contract. It may not be disclosed or using the related data outside the provisions of the lease contract without the consent of Party A.

13.6 Party B shall obey Party A's arrangement for the business hours of Xiangyun Town Commercial Street in COFCO Plaza, and shall not suspend business or unload the personnel or goods within the normal business hours or within the extended business hours determined by Party A. Party B shall cooperate with Party A. The timing of the promotion activities of the entire business district of Xiangyun Town, COFCO Plaza.

13.7 Party B agrees to actively respond to and cooperate with various promotional activities organized by Party A, including but not limited to large-scale activities, indoor promotion activities, points activities, etc. within the business district of Xiangyun Town, COFCO Plaza, and accepts Party A’s activities management on the event site..

13.8 For the Grand VIP card issued by Party A or the prepaid card jointly issued by Party A and the third party financial management company (collectively referred to as the Grand VIP Card), the customer has the right to use the Grand VIP card to consume in Party B. The Grand VIP card can be regarded as cash to use, no change, no loss report, no cash exchange. Grand VIP cards should be used within the validity period.

13.9 For the transaction of the customer holding the VIP card in Party B, Party A shall charge Party B the settlement fee according to the standard of [/].

For the Grand VIP card issued by Party A, Party A shall check with Party B on [/] day on Party B's sales details of the customer's holding Grand VIP card in Party B last month, and Party B shall issue the same amount of invoice to Party A, Party A. After deducting the bank fee before [/] of the month, the remaining amount will be remitted to the designated account of Party B.If Party B fails to provide the corresponding invoice in time, Party A will have the right to delay the payment time or deduct the corresponding tax burden resulting from Party B, and then pay the remaining amount to Party B. If Party B has any expenses such as unpaid rent, Party A has the right to directly deduct the corresponding amount from the above transferable amount as the fee payable by Party B.

13.11 A Grand VIP card jointly issued by [/] and a third-party financial management company, Party B agrees to accept that it can be used in the store, and the specific settlement and invoice issuance shall be separately prescribed by Party A. If Party A fails to make provisions, refer to Article 13.12 of this contract.

13.12 If the customer holding the [/] membership card refunds the goods purchased by Party B, Party B must first apply for the point reduction and return the goods.

13.13 Party B shall cooperate with the member service center of Xiangyun Town Commercial Street District of COFCO Plaza to regularly launch brand promotion magazines.

13.14 For the purpose of business development, Party A's various business activities, including but not limited to exhibitions, sweepstakes, performances, gifts, coupons, etc., Party B agrees to cooperate and share the expenses or provide sponsorship, the amount of the share will be agreed by Party A and Party B. .

13.15 Party B agrees and undertakes that the event plan and event time to hold the opening activities during the opening of the store should be

13.16 The goods or services provided by Party B must be clearly marked, the price of the goods or services, the product identification and the goods or services provided shall not violate the provisions of the current effective laws, regulations and rules issued by the People's Republic of China and the [Shenyang] Municipal Authority.

13.17 If the repair, replacement, return or other requirements are caused by the quality of the goods or the quality of service of Party B, Party B shall solve the problem and assume full responsibility, and shall be responsible for solving it according to law; if Party B refuses to solve the problem or fails to solve it properly, Party A has the right to make repairs, replacements, returns or other reasonable decisions directly, depending on the specific circumstances. The relevant expenses shall be borne by Party B.

13.18 Party B and Party B's heirs, authorized agents, staff members, construction installation or decoration contractors must comply with the rules and regulations of the commercial districts formulated by Party A and the management of Party A's management personnel in accordance with this contract. Otherwise, Party A has the right to impose a fine of 200 yuan to 100,000 yuan according to the actual breach of contract, and does not exempt the party B and the staff from penalties in accordance with relevant rules and regulations.

13.19 Without the prior written consent of Party A, Party B shall not sell any cards or vouchers for profit (including but not limited to membership cards, stored value cards, discount cards, loyalty cards, vouchers, etc.); With the prior written consent, Party B shall sell any cards and vouchers for the purpose of making profits. It must comply with the current valid laws and regulations issued by the People's Republic of China and the [Shenyang] Municipal Authority, and must indicate the validity period on the cards and vouchers. Party B shall Before the end of each month, report any card, voucher type and time of sale, card or voucher number, amount, consumer name and contact information, etc., and affix the official seal of Party B to party A for the record. If Party B sells any card or voucher without the written consent of Party A, or fails to report to Party A for the record after the sale of the card or voucher, Party B shall pay Party A a fine of [10000] yuan per time.

Party B shall clearly indicate the lease term, franchise or alliance business (if any) in the store during the lease term, and shall inform the consumer of the prepaid card service location, service time, service mode, use rights, and price standard , preferential conditions, service standards, use of the product brand, valid period or valid times, loss of replacement, refund of fees, liability of breach of contract and responsible party and other matters.

Party B must post a notice of suspension of business in a conspicuous position in the newspapers or in the affected area of Shenyang City or take a valid notice by telephone, fax or mail to inform the expiration date of the lease contract or 3 months before the termination date to inform the third party. And before the termination date of the lease contract, Party B should handle the refund with all relevant third parties, and provide the relevant supporting documents (with the official seal of Party B) for all refundable card refunds to Party A. If Party B fails to fulfill the obligation of disclosure to a third party, Party A shall be entitled to perform on behalf of Party B, and the relevant expenses shall be borne by Party B.

Moreover, regardless of whether Party B has fulfilled all its obligations in accordance with the provisions of this Article, Party A has the right to temporarily deduct the rental security deposit paid by Party B within one year after the expiration of the lease contract term or the early termination date, if Party B sells the card or coupon, resulting in any claims, and Party A assumes corresponding compensation or compensation liability on behalf of Party B, Party A may directly deduct the corresponding amount from the lease deposit. If the lease guarantee is insufficient to compensate Party A's losses, Party B shall compensate Party A for all losses suffered by Party A.

The parties confirm that Party A's consent or filing of Party B's sale of the card vouchers will not increase Party A's obligations or responsibilities in any way, and at the same time, it will not reduce or exempt Party B from obligations or responsibilities by selling any vouchers to any third party. Regardless of whether Party B has obtained the consent of Party A, Party B shall bear any responsibility arising from the sale of any card or voucher or any problems and consequences arising from the violation of the above provisions. Party A shall not be liable for any sale of any card or voucher by Party B. Any liability, such as the related losses caused to Party A by the above reasons, Party A has the right to request compensation from Party B. Party A also has the right to assist any third party to pursue the recourse, and Party B shall bear all expenses (including legal fees) paid by Party A.

Party B agrees to cooperate with Party A to take appropriate actions to protect the rights of Party A and third parties from damage after selling any cards or vouchers.

13.20 Without the prior written consent of Party A, Party B shall not advertise, publicize, distribute or disseminate any brochures on the goods and services covered by this contract in the commercial street of Xiangyun Town, COFCO Plaza, nor hanging, posting, signing, or scribbling text or graphics anywhere outside the façade, public areas, glass walls, and rented space in the commercial district of Xiangyun Town, COFCO Plaza. .

13.21 Any form of auction, prize sale, suspension, sale or similar sales or promotion are not allowed to be held in the shop and the Xiangyun Town Commercial Street District of COFCO Plaza without the prior written consent of Party A. nor as the illegal business practices for business activities.

13.22 Party B must strictly abide by all relevant laws and regulations such as the Consumer Protection Law and the Product Quality Law, and engage in business activities in accordance with the law to ensure the quality of the goods or services provided, bear the quality responsibility, and maintain the business of Xiangyun Town, Xiangyun Plaza. The overall image of the block must not be adversely affected by the goodwill and reputation of Party A or the Zhongyun Plaza Xiangyun Town Commercial District.

13.23 Party B shall employ its own cashier and other staff members, and shall strictly abide by all relevant laws and regulations such as the Labor Law and the Labor Contract Law, and pay wages and remuneration to Party B employees on time. Party B's employees shall not become an employee of Party A by this contract. The person employed or entrusted by Party B shall not ask Party A to perform any obligations due to the signing of this contract; if Party B is subject to relevant claims or the government, the judiciary, etc., due to Party B’s violation of labor regulations, the losses suffered by Party A shall be compensated. Party B shall not employ employees who have dismissed by Party A or resigned from Party A.

13.24 Party B shall not sell counterfeit and shoddy goods, prohibited articles or other goods which violates laws, regulations and rules in the shop, and ensure that Party A is not subject to any third party’s complaint or claim due to the goods or services provided by Party B in the store. If Party B causes losses to Party A, Party B shall compensate Party A for the losses suffered by Party A.

13.25 Party B shall clearly indicate its business license (original or duplicate) or the signboard indicating its company name to the consumer or other third party by means of hanging at the door of the store or in the store. Party B shall, in the course of its business activities, issue a formal tax invoice to consumers.

13.26 During the lease term, Party B shall ensure that it continues to have legal rights or corresponding legal authorization for the goods or services it displays or sells, and provides corresponding valid supporting documents when signing this contract. The specific list can be found in this contract. Annex III. If Party B loses or cannot have the corresponding legal rights or authorization within the lease term, Party A has the right to request Party B to make corrections or take appropriate remedial measures within a time limit. If Party B fails to perform the application within the time limit, Party A has the right to terminate the contract. If Party B infringes any rights of third parties or causes any loss, Party B shall bear all responsibility arising therefrom. If Party B causes losses to Party A, Party B shall compensate Party A for the losses suffered by Party A.

13.27 If Party B is a food production, circulation or catering enterprise, after the contract is signed, Party A and Party B shall separately sign a “Food Safety Responsibility Letter for Food Business Units”, and both parties shall bear their respective food safety responsibilities in accordance with the stipulations of the responsibility letter. Party B shall engage in production and business activities in accordance with the laws, regulations and food safety standards such as the Food Safety Law, establish and improve the food safety management system of the unit, strengthen the training of food safety knowledge of employees, and provide full-time or part-time food safety management personnel to establish the food safety self-examination system regularly checks and evaluates the food safety status of the unit.

13.28 If Party B is a food production, distribution or catering enterprise, Party A has the right to regularly and non-scheduled check Party B's shops. If Party B is found to be in violation of laws and regulations and food safety responsibility, Party A has the right to promptly stop and immediately report the relevant competent authorities and epartment, and propose rectification opinions or take necessary measures as appropriate. Party B must carry out corresponding rectification according to the rectification opinions of the relevant competent department or Party A, and take effective measures to correct it.

13.29 If Party B has a food safety accident and any violation of laws and regulations and the provisions of the Food Safety Responsibility, causing any personal, property or other damages of a third party, Party B shall be liable for compensation according to law; If the third party is liable for damages or causes any loss to Party A, Party B shall compensate Party A for the losses suffered by Party A.

13.30 Party B shall display a notice in the prominent position of the shop within a reasonable time 30 days prior to the termination of this contract, and inform the relevant time of the business and the contact method after the relocation. Regardless of the termination of this contract for any reason, after Party B withdraws from the store, if any third party claims compensation for the goods or services provided by Party B, Party A be liable for Party B, and Party A shall have the right to recover from Party B. Party B shall compensate Party A for all losses suffered by Party A, including but not limited to the costs of litigation and legal fees incurred in resolving the dispute.

13.31 Party B agrees to cooperate with Party A to adjust the position of the tenant shop at any time within the lease term.

13.32 Party B shall be responsible for the safety and security of the goods in the store and shall bear all expenses and responsibilities arising therefrom.

13.33 Party A reserves the right to naming the commercial street area of Xiangyun Town, COFCO Plaza. After Party A gives Party B a notice of not less than one month, Party A has the right to change the name of the commercial street block of Xiangyun Town of COFCO Plaza and the floor, shop number, and no compensation is required to Party B.

13.34 Party A has the right to possess, use, profit and dispose of the public area. Party A has the right to set up advertisements and obtain benefits in the interior and exterior and interior spaces of the building where the shop is located, but such settings shall not affect Party B's normal business activities.

13.35 Party A has the right to use and obtain income from the atrium, roof, garage, plaza, communication network of the building where the store is located.

13.36 The use of including but not limited to background music, photo pictures, etc. In Party B's shop, must have formal authorization or intellectual property rights. If any of the consequences arising from the infringement of the rights of third parties due to the above acts shall be borne by Party B, Party B shall compensate for all losses caused to Party A.

14. Return of Shops

14.1 Date of return and scope of application

14.1.1 Party B shall return the shop within the day of expiration of the lease term agreed upon in this contract.

14.1.2 In addition to the normal termination of the term of the lease term, including but not limited to the unilateral termination of this contract by either party, or the early termination of this contract due to other reasons such as force majeure or accident, Party B shall, in accordance with Party A’s notice of return. The shop is returned on the date specified.

14.2 Return status and decoration and attachment of ancillary facilities/equipment

14.2.1 After the contract was terminated (for any reason), Party B shall, at its own expense, remove all movable items belonging to Party B from the shop, depart the non-movable items, and repair the shop’s damage because of the removal. And [/] damage caused by other areas, the store is restored to the state at the time of delivery of the store (except for wear caused by normal use). Party A has the right to request Party B to entrust the company designated by Party A to carry out the restoration work of the shop, and the relevant expenses shall be borne by Party B. If Party A agrees to retain the original condition of the shop, the decoration, equipment, facilities and additions and alterations (hereinafter referred to as non-movable items) that are added by the Party B and are inseparable from the store shall be owned by Party A without compensation. Party A shall not compensate for this. For professional facilities such as gas and fire protection, Party B shall entrust a company with corresponding professional qualifications to dismantle it in accordance with Party A's requirements. Party A may also dismantle it by itself, but Party B shall pay the relevant fees, otherwise it shall be deducted from Party B's lease deposit.

14.2.2 If the status of the shop is not in compliance with the provisions of the preceding paragraph, Party A has the right to request Party B to take all measures or Party A to take measures to make the condition of the shop comply with the provisions of the preceding paragraph, and all expenses incurred thereby are borne by Party B. If Party A finds that the shop has any damage, or loss of decoration, equipment and facilities belonging to Party A (except for natural wear and tear), Party A has the right to request Party B to compensate for the loss and deduct it from the lease deposit. If the lease deposit is insufficient to compensate Party A’s losses, Party A has the right to request Party B to compensate the difference.

14.2.3 Termination of the contract (for any reason) Party B shall complete the cancellation or change of all the licenses for business and taxation, such as the registered address or business address within 30 days, and provide relevant copies to Party A.

14.3 Return notice, inspection and receipt

14.3.1 The termination of the contract (for any reason), both parties shall notify the other party 3 days in advance of the specific date of return/recovery of the store. Party A and Party B shall inspect and receive/return the store in accordance with such notice.

14.3.2 Party A shall inspect the store in accordance with the generally reasonable standards and the provisions of Clause 14.2 of this contract. After complying with the provisions of Clause 14.2 of this contract, and clearing the fees, returning the keys to the shop and handing over the documents. The parties shall sign a “Removal Handover Form” (see attachment) 6) Once the "Dismissal Handover Form" is signed, Party B's obligation to return the shop is completed immediately.

14.4 Overdue payment consequences

14.4.1 If Party B fails to return the shop in accordance with the provisions of Articles 14.1 and 14.2 of this contract (subject to the contract of Annex 6 “Withdrawal Handover Form”) or fails to sign the “Withdrawal Handover Form”, If the shop has been actually withdrawn from the store, Party A has the right to enter the house at any time after the expiration of the lease term or early termination date, or choose to be notarized by the notary public. All items left in the store will be regarded as garbage or Party B gave up.

Party A has the right to remove the items from the store or sell, transfer, discard, dispose of it as garbage or otherwise dispose of it in such manner as Party A deems appropriate, and will make all renovations and ancillary facilities in the shop. The equipment is demolished, repaired and restored, and the shop is reclaimed without any compensation from Party B. In the above process, Party B shall bear all costs such as notary fees, attorney fees, cleaning fees, custodian fees, demolition fees, repair fees and recovery fees incurred in order to complete such restitution.

14.4.2 If Party B fails to return the shop in accordance with the provisions of Articles 14.1 and 14.2 of this contract, Party A or the property management company entrusted by Party A shall have the right to stop the supply of energy and control personnel such as water and electricity to the store. Mandatory measures such as the entry and exit of goods from the store and the prevention of Party B’s continued operation.

14.4.3 If Party B returned the shop overdue, it shall, in addition to the fees for the shop rent and property management fees during the overdue period, in accordance with the guaranteed rent at the end of the contract in the last month of the contract, the day before the termination. The liquidation of the daily guarantee is twice as much as the payment of liquidated damages to Party A until Party B returns the shop or Party A recovers the shop in accordance with the provisions of this Article.

14.4.4 In addition to the foregoing agreement, Party B shall complete the change or cancellation obligation of the licenses stipulated in Article 14.2.4 of this contract within 30 days from the expiration of the lease term or the termination of the contract for any reason, otherwise Party A has the right not to return the lease deposit, and Party B shall pay Party A a penalty of twice the guaranteed rent on the day before the termination of the contract, until the date of completion of the relevant formalities.

15. Mutual Commitment And Guarantee Between The Two Parties

15.1 Party A and Party B mutually declare, promise and guarantee the following:

15.1.1 Except as otherwise provided or disclosed in this contract, both parties have the right to sign this contract and have the ability to perform their obligations under the contract; all necessary documents will be signed and all required actions will be taken to make the provisions and the terms of this contract were successfully fulfilled.

15.1.2 Except as otherwise provided or disclosed in this contract, the signing and performance of this contract will not result in any breach of, cancellation or termination of any terms, conditions or conditions of any agreement, commitment or other official document, or constitute any agreement, commitment or other formality. The breach of contract under the document; does not violate the judgments, rulings of any court, or the regulations and decisions of any regulatory agency or government organization.

15.2 Party A declares, promises and guarantees to Party B as follows:

15.2.1 Under the premise of Party B paying rents and other expenses in accordance with the provisions of this contract and complying with and fulfilling all the commitments and provisions under this contract, Party B has the right to use the shop in accordance with this contract during the lease term, without the illegal interference of the Party A or its representatives.

15.2.2 Party A has the right to rent and collect rent for the store. During the lease period, Party B has the right to operate the store and get benefit.

15.2.3 Pay all the taxes payable by Party A in accordance with the laws and regulations for the lease of the store on time.

15.2.4 Party A has completed the necessary procedures to obtain the state-owned land use rights of the land occupied by the commercial block of Xiangyun Town, COFCO Plaza.

15.2.5 Every effort will be made and all reasonable measures shall be taken to ensure the smooth running of Party B's business activities.

15.3 Party B declares, promises and guarantees to Party A as follows:

15.3.1 Party B shall obtain all approvals, business licenses and permits for legal business operations within the store before the commencement date, and shall update such approvals, business licenses and permits in a timely manner. Party B shall send the originals of all these documents (including the updated documents) to Party A for review, and the copies shall be stamped with the official seal of Party B and submitted to Party A for record.

15.3.2 If Party B causes any loss to Party A at any activity, thing or other act or omission in the store that violates or violates the relevant laws and regulations of the PRC and the relevant government departments, Party B shall bear full responsibility and shall compensate Party A for the loss.

15.3.3 The actions of Party B's heirs, authorized agents, staff members, construction installation or decoration contractors in the commercial street area of Xiangyun Town, COFCO Plaza are regarded as the behavior of Party B itself, and Party B shall be jointly and severally liable for the acts of the above-mentioned personnel. If the behavior of the aforementioned personnel causes losses to Party A or a third party, Party B shall bear full liability for compensation.

15.3.4 Making every effort to take legal and reasonable ways to carry out business activities and maintain the reputation and reputation of the shopping street of Xiangyun Town, COSCO Plaza as a first-class shopping and entertainment center.

15.3.5 If Party B and/or Party B's affiliates receive any notice from the relevant government department or a subpoena conveyed by the court, Party B shall notify Party A in writing within 48 hours.

15.3.6 When signing this contract, Party B shall have the legal qualifications to perform the rights and obligations under this contract. If Party B is a natural person or has other circumstances that are not legally qualified to operate the store, Party B shall establish and operate the store before the store is opened. The subjects of legal qualifications of shops include, but are not limited to, economic organizations such as companies and individual industrial and commercial enterprises, and sign the necessary rights and obligations transfer agreement with Party A. The newly established entity inherits Party B’s rights and obligations under this contract. In addition to the necessary legal qualifications, the business entity established by Party B must simultaneously meet the necessary qualifications such as legal business qualifications and authorization. Party B shall be jointly and severally liable for the performance of this contract by the entity.

16. Party A’s liability for breach of contract

16.1 Party A shall be liable for compensation if Party A fails to perform the maintenance and maintenance responsibilities as stipulated in this contract, resulting in damage to the equipment and facilities of the shop, resulting in property damage or personal injury of Party B.

16.2 After the signing of this contract, Party B shall have the right to unilaterally terminate this contract due to Party A's reasons, and Party A shall compensate Party B for the loss of Party B.

16.2.1 Party A's breach of the contractual agreement and that results in Party B's inability to continue to enjoy the actual use of the shop and will not be able to continue its overall operation, and it has not been corrected after more than 90 days.

16.2.2 Due to Party A's reasons, the shop was delayed for more than 90 days.

16.2.3 If Party A goes bankrupt or conducts liquidation procedures, except for liquidation due to reorganization or merger, Party B will not be able to operate normally.

16.2.4 Due to Party A's reasons, the shop was seized due to court enforcement, which caused Party B to fail to operate normally.

16.2.5 Other circumstances in which the law, regulations or other provisions of this contract allow Party B to terminate the contract in advance.

16.3 If Party B terminates the contract unilaterally in accordance with Article 16.2 of this contract, Party B shall notify Party A in writing, and this contract shall be terminated on the date of receipt of the notice of cancellation by Party A. Party B shall return the shop within the same day as agreed in this contract, and ask Party A to return the remaining lease deposit and refund the overpaid advance payment (if any). However, Party B shall pay the rent as agreed in the contract and the property management fee as agreed in the contract.

16.4 Party B's one or more times of forgiveness of Party A's breach or non-performance of any of its obligations under this contract shall not constitute Party B's waiver of any basis for Party B's continued breach or non-performance of its obligations in the future, nor shall it be derogated in any way or Party B shall be held to investigate Party A's right to continue to violate or fail to fulfill its obligations in the future, unless Party B makes such representation in writing.

16.5 Any consent of Party B to Party A shall only constitute Party B's consent to a special event, and shall not constitute a waiver or exemption from the execution of other provisions of this contract, nor shall it be construed as Party B's waiver of such events in the future, unless Party B makes such representation in writing.

16.6 After the signing of this contract, Party A shall have the right to unilaterally notify Party B in writing to terminate this contract 30 days in advance, even if there is no law, regulations or the provisions of this contract that can be terminated in advance. If Party A terminates this contract in advance, it shall collect the rent according to the actual lease time of Party B. The remaining rent received and the lease deposit paid by Party B shall be returned to Party B. Party B shall return the shop in accordance with the provisions of Article 14 of this contract.

17. Party B's Liability for Breach of Contract

17.1 During the lease term, if Party B overdue the payment of the rent, property management fee rental deposit, water, electricity, gas, air-conditioning fee, telephone bill, cable TV opening fee, cable TV viewing and maintenance fee, telephone line busy fee, telephone line Maintenance fees, network opening fees, network port maintenance fees and other fees, etc., that shall be paid by Party B to Party A in accordance with this contract. For each day overdue, the amount of overdue delivery shall be 3 ‰ pay liquidated damages.

17.2 If Party B delays payment of the lease contract and breaks Party A's property management regulations for more than 10 days or if there are any other breach of contract for more than 3 days, Party A has the right to notify in writing (to post the notice at the store or to deliver the contract). If Party B fails to pay the relevant fees and liquidated damages or corrects the relevant fees within the time limit, Party A has the right to suspend the energy supply of the store or to take corresponding measures such as property management services to prohibit the operation of Party B's shops and prohibit Party B from moving any items in the store out of the store, and have the right to deduct the above-mentioned rent and fees paid by Party B before the transfer of the Grand VIP card sales to Party B.

17.3 After the signing of this contract, Party B shall not refund the rent in advance not because of laws, regulations and the provisions of this contract that can be terminated in advance. Party A shall be notified in writing three months in advance (if the lease term exceeds 3 years (including 3 years), then 6 months in advance), and Party B shall pay the rent security deposit as compensation for breach of contract to Party A in addition to the payment of the rent and other fees in accordance with the contract and return the shop to Party A; If the rent security deposit is not enough. Party B shall also be responsible for compensating the difference.

After Party B proposes to cancel the written contract, Party A has the right to cooperate with any potential tenants or related people in the future of the store before the end of the lease term or within 3 months before the end of the lease(if the lease term exceeds 3 years (including 3 years), then 6 months in advance), Party A shall notify Party B in advance to inspect the store, and Party B shall not obstruct. But Party A's actions shall not interfere with Party B's normal business activities. If Party B requests to continue to perform the lease contract after submitting the written request for the termination of the lease contract, Party A has the right to decide whether or not to agree to continue to perform the lease contract.

17.4 After the signing of this contract, Party B has one of the following acts, Party A has the right to terminate this contract unilaterally or take corresponding measures to prohibit Party B from continuing to operate until Party B fulfills its obligations under the contract to correct the breach of contract. If Party A recovers the store and causes Party A's loss, Party B shall compensate him; Party A also has the right not to terminate the contract and choose to continue to perform this contract, but the lease deposit which Party B has paid should be as compensation for liquidated damages. If the lease deposit is insufficient to compensate Party A for losses, Party B shall also be responsible for compensation for the difference;

17.4.1 To sublet, transfer, sublease, share, appoint, contract, license a third party to operate or manage all or part of the store, lend to others, or exchange for use without the prior written consent of Party A. .

17.4.2 Without the written consent of Party A, the structure of the shop be dismantled or damaged, or the shop be damaged and not be corrected and repaired within a limited time by Party A's written notice.

17.4.3 Unauthorized changes to the leased use, leased area, trade name/name, business brand, category or business project stipulated in this contract, or the use of the store to sell counterfeit and shoddy goods, prohibited goods, goods purchased through irregular channels or illegal violations active.

17.4.4 Party B violates the provisions of this contract, does not assume maintenance responsibility or pays for maintenance costs, resulting in damage to the shop or equipment.

17.4.5 Delay in payment of rent, lease deposit, and other expenses for property management fees for more than 15 consecutive days or cumulatively over 30 days (regardless of whether it is formally pursued).

17.4.6 If Party B goes bankrupt or conducts liquidation procedures, it will be liquidated for reasons of restructuring or merger and will not affect the normal operation of the shop.

17.4.7 Due to Party B's reasons, the store was arrested due to enforcement by the court, industry and commerce departments.

17.4.8 Without the written consent of Party A, Party B suspends or suspend its business for more than 3 days in a lease year.

17.4.9 Party B's own sanitary conditions, sewage discharge status, noise and other pollution conditions affect neighboring lessees, and have not corrected within 3 days after Party A sends a written notice.

17.4.10 If due to Party B, the decoration and opening of the renovation period will not be completed 30 days after the expiration of the renovation period.

17.4.11 Party B does not obtain legal business qualifications prior to opening, including but not limited to business licenses, tax registration certificates, food production licenses, food circulation permits or catering service licenses (if applicable), agent qualifications and authorizations of domestic and foreign agents etc.

17.4.12 If Party B has a fire or other safety responsibility accident during the decoration and operation of the shop, causing loss of significant personnel or property of Party A, or causing casualties or property losses caused by the accident, but Party B refuses to compensate for the insufficient amount.

17.4.134 Party B's vicious complaints from customers or the business image of Party B seriously affect the overall image and reputation of Party A or other merchants.

17.4.14 After Party B has officially opened its business for 3 months, Party A will conduct an assessment of the monthly sales per square meter of sales on the same format and on the same floor. Party B's monthly sales per square meter ranked last for 3 consecutive months.

17.4.15 Without the prior written consent of Party A, Party B sells any cards and vouchers (including but not limited to membership cards, stored value cards, discount cards, vouchers, etc.) for profit.

17.4.16 If Party B violates the acts stipulated in this contract, and if it has not been corrected within 7 days after Party A's written notice, this contract stipulates otherwise.

17.4.17 Other circumstances in which the law, regulations or other terms of this contract allow Party A to terminate the contract in advance.

If Party A terminates the contract unilaterally in accordance with Article 17.4 of this contract or the relevant contract of this contract, Party A shall notify Party B in writing, and this contract shall be released upon written notice of termination of the contract. Party B shall return the shop in accordance with the relevant provisions of this contract, and the lease deposit shall be compensated to Party A as liquidated damages; if the lease guarantee is insufficient to compensate Party A for losses, Party B shall also be responsible for compensation for the difference, and Party A shall have the right to not return the decoration deposit paid by Party B if Party B owe money to Party A, and Party B shall not ask Party A to provide any compensation for the termination of this contract due to its breach of contract, including but not limited to the cost of the decoration of the shop.

17.6 If the lease of the contract expires or is canceled in advance due to any reason, if there is any expense such as the rent, the other expenses of property management fees, or the loss of Party A’s compensation which Party B has not paid yet, Party A shall have the right to deduct the money from the lease deposit, Party A has the right to take corresponding measures to prohibit Party B from operating or prohibiting the removal of goods or goods in accordance with the contract. In the above case, referring to the agreement of 14.4.1, Party B's ownership and all rights of any items left in the shop are deemed to be waived by Party B, and Party B has no right to request Party A to give any compensation or request to use the above items to exempt the rent and fees owed by Party B and other related obligations of Party B under the Lease Contract. In addition, Party B shall be responsible for full compensation for all expenses (including but not limited to security, warehousing) and third party claims arising from the preservation of the above-mentioned items.

17.7 Party A shall issue a notice of termination of contract to Party B in accordance with the provisions of this contract, indicating that Party A exercises its right to withdraw the shop, and Party A has exercised the full exercise of the right. Party A does not need to enter the actual situation. The shop’s conduct serves as a sign of the exercise of this right.

17.8 Party A's claim or charge of late payment or liquidated damages under this contract does not prejudice or affect Party A's right to exercise any other rights and remedies conferred by this contract (including the right to take the store back).

17.9 All expenses (including all legal fees, legal fees, etc.) caused by Party B's overdue payment of rent or other expenses to Party A, and all expenses incurred by Party A in exercising any other rights under this contract. Party B shall bear the responsibility , and Party A shall have the right to recover such expense from Party B.

17.10 Party A's one or more times of forgiveness of Party B's breach or non-performance of any of its obligations under this contract shall not constitute Party A's waiver of the basis for Party B's breach or non-performance of its obligations, nor shall it derogate or affect Party A in any way. Investigate Party B's right to continue or violate its obligations, unless Party A makes such representation in writing.

17.11 Party A's consent to Party B constitutes only Party A's consent to a particular event and does not constitute a waiver or exemption from the execution of other provisions of this contract, nor shall it be construed as Party A's waiver in the same event. The request for special consent, unless Party A makes such representation in writing.

17.12 If Party B defaults, Party B shall pay liquidated damages in accordance with the contract. The liquidated damages standard stipulated in this contract does not include VAT.

If the relevant tax policy stipulates that the above liquidated damages are subject to VAT, Party B shall bear the corresponding VAT amount.

18. Disclaimer And Force Majeure

18.1 Party A shall not be liable for any damage to the property and personal property of Party B or any third party for the following reasons:

18.1.1 Not for reasons of Party A (including but not limited to lack of supply of fuel, materials, water, electricity, gas, etc., suspension of supply, and sudden facility failures), such as elevators, fire safety facilities, causes damages on equipment, facilities, systems, equipment, facilities, systems, faults, damages, interruptions, or changes in current caused by power supply, fire, water leakage, and leakage; And Party B or any third Party got damaged by that.

18.1.2 In order to carry out the necessary maintenance work of the building then damages Party B or a third party;

18.1.3 The decoration of Party B causes damage to Party B or a third party;

18.1.4 damage to Party B or a third party due to theft, robbery or other criminal acts;

18.1.5 damage caused to Party B or a third party by government or third party construction;

18.1.6 Due to the needs of public municipalities or the relevant state agencies or public utilities, the name of the road associated with the Xiangyun Town Commercial Street District of COFCO Plaza and the number of the house number of Xiangyun Town Commercial Street in COFCO Plaza will be affected or lost to Party B. ;

18.1.7 The commercial block or shop of Xiangyun Town of COFCO Plaza is legally requisitioned for social public interest or urban construction needs;

18.1.8 Other damages caused to Party B or a third party not due to Party A's reasons;

18.1.9 Other exemptions as stipulated by laws, administrative regulations or as stipulated in this contract.

18.2 “Force Majeure” means an event that cannot be reasonably controlled, unforeseen, or unavoidable by the parties to the contract. The event obstructs, affects or delays the performance of any or all of its obligations under this contract. The event includes, but is not limited to, earthquakes, typhoons, floods, floods or other natural disasters, wars or any other similar event.

18.3 In the event of a force majeure event, the party suffering from the event shall promptly notify the other party of the nature of the event, the date of occurrence, the expected duration, etc., and the extent to which the event prevents the notifying party from fulfilling its obligations under this contract.

18.4 During the duration of the force majeure event, the party suffering the force majeure event shall promptly and promptly inform the other party of the status quo of the force majeure event. If the event of force majeure ends, it shall immediately notify the other party in writing.

18.5 In the event of force majeure, such that the contractual obligations of either party cannot be performed due to force majeure, the party subject to the force majeure event may temporarily suspend the performance of the obligations under this contract until the impact of the force majeure event is eliminated, and no need to bear Liability for breach of contract; the period of performance of the contract is automatically extended according to the above-mentioned suspension time; however, both parties should do their utmost to overcome the incident and mitigate its negative impact. However, if force majeure occurs after a party delays performance of the obligation, the party's liability for breach of contract cannot be waived.

18.6 A party subject to force majeure shall provide the other party with a legal certificate proving a force majeure event issued by a notary public (or other appropriate institution) in the event area. If it is unable to provide such proof, the other party may require it to be liable for breach of contract in accordance with the provisions of this contract.

19. Notice And Communication

19.1 Any documents, notices and other correspondences issued by the parties to this contract in connection with this contract must be in Chinese written and served at the address agreed upon in the contract agreement or other address notified by both parties in writing. The address, telephone, fax, e-mail, etc. of Party A and Party B in the contract agreement should be the legally valid addresses, telephone, fax, e-mail and other contact methods determined by both parties. If one party appoints other contact information or changes contact information, it shall promptly notify the other party in writing. The party liable to the notice shall bear the legal consequences against it, and the other party shall serve it in accordance with the address, telephone, fax, e-mail, etc. agreed upon in this contract.

19.2 E-mail, any documents, notices or other correspondence, if by post, will be deemed to have been delivered on the 4th day after the mailing, and the mailing record of the post office will be valid; if faxed, it will be issued. The day-to-day service has been delivered to send a report form as a valid proof; if it is hand-delivered, the date sent to the designated address is deemed to have been served, and the other party’s receipt is valid; if it is emailed, the data message is regarded as the arrival time by the first time sent by the contact.

19.3 Party A shall post documents (including but not limited to property management related regulations) at the door of Party B's leased store or other prominent positions, keep documents in any part of the store (including the mailbox) or post the documents to the business of Xiangyun Town, COFCO Plaza. The notice board of the block is deemed to have been reasonably notified to Party B. The date of retention or posting is the date of delivery.

20. Law Application And Dispute Resolution

20.1 Disputes arising during the performance of this contract by both parties shall be settled through negotiation. When the negotiation fails, either party has the right to sue to the people's court of jurisdiction in the Xiangyun Town Commercial Street District of COFCO Plaza. The losing party shall bear all expenses incurred by the winning party in litigation, including but not limited to litigation costs, security fees, notarized fees and reasonable attorney fees.

20.2 The conclusion, validity, interpretation, performance and settlement of the dispute shall be governed by and construed in accordance with the laws of the People's Republic of China.

21. Tax Burden

21.1 The notarization fees (if any) related to this contract property tax, land use fees, etc. will be borne by Party A and Party B in accordance with the relevant regulations and contractual agreements. If the laws, regulations and this contract do not stipulate the burden method, then both parties shall each half bears.

21.2 Except as required by law or by mutual agreement between Party A and Party B, Party B shall pay to the relevant government departments all government taxes and fees arising from the lease and operation of the store.

21.3 Other expenses, such as attorney fees incurred by the parties for signing this contract, shall be borne by both parties.

21.4 The above rent standard is based on the VAT rate of 5%. If the tax authority adjusts the taxation policy during the performance of the contract, Party A has the right to adjust the rent according to the tax policy issued by the tax authorities (such as adjustment).

22. Effect of Contract and Others

22.1 This Contract constitutes the entire agreement between Party A and Party B regarding the matters covered by this contract and supersedes all previous oral and written agreements relating to the matters contained in this contract.

22.2 The contents listed in the annex to this contract are the supplements, amendments, explanations and explanations given by the parties to the terms and conditions of this contract. They are confirmed and agreed by both parties to the contract and are also an integral part of this contract having the same legal effect.

The annex to this contract is:

Annex 1: Schematic diagram of the location of the shop

Annex 2: [Shenyang] COFCO Plaza, Xiangyun Town Commercial Street District, the delivery standard of the shop

Annex 3: Tenant registration registration certificate list

Annex 4: Handover Handover Form

Annex 5: Application Form for the Opening of the Shops

Annex 6: Dismantling Handover Form

Annex 7: List of shop design drawings

Annex 8: Fire Safety Responsibility Letter / Merchant Safety Agreement / Food Safety Responsibility of Food Business Unit / Traffic Safety Responsibility Letter

[Other attachments (if any)]

22.3 This contract shall become effective on the date of the seal/signature of both parties.

22.4 In the case where the conditions are met and necessary, both Party A and Party B shall go through the contract registration formalities with the relevant government administrative departments.

22.5 The original of this contract is in the form of six shares, Party A shall hold 4 shares, and Party B shall hold 2 shares. If used for contract registration or other purposes, the number of copies may be increased, and each share shall have the same legal effect. If the contract registration authority requires the signing of the standard model of the lease contract, the two parties may sign the model of the lease contract as required, but the rights and obligations of both parties shall still be subject to the contract.

22.6 The title of the terms of this contract is for convenience only and shall not be used to explain the terms of the contract. The invalidity of a clause or part of this contract does not affect the validity of other terms of the contract.

22.7 The terms of this contract are reached through negotiation between the two parties. They are the true meaning of the parties and do not constitute the format clause of either party.

22.8 This contract is written in Chinese. If the other texts do not match the Chinese text, the Chinese text shall prevail.

22.9 Matters not covered in this contract shall be settled by friendly negotiation between the two parties. Party A and Party B may agree on the matters not agreed in this contract by negotiating and signing a written supplementary agreement. The Supplemental Agreement has the same effect as this Contract. Unless otherwise agreed, the agreement between the two parties is inconsistent with the supplemental agreement.